COLUMBIA THREADNEEDLE INVESTMENTS YOUR GUIDE TO IRAS COLUMBIA THREADNEEDLE INVESTMENTS TRADITIONAL IRA CUSTODIAL AGREEMENT AND DISCLOSURE STATEMENT.

Instructions for opening your account

New accounts

If you are opening a Traditional IRA or SEP IRA, review this booklet and complete the Columbia Threadneedle Investments Traditional IRA Application.

Note: If your Traditional IRA is to receive a mandatory rollover transfer from an employer plan (or a mandatory distribution upon termination of such a plan), the plan sponsor, plan administrator or another plan fiduciary is responsible for establishing the IRA in your name. You do not complete or sign an IRA Application.

Traditional IRA transfers and rollovers

Traditional IRA transfer If transferring assets directly from a Traditional IRA at another financial institution to a Traditional IRA at Columbia Threadneedle Investments, complete the IRA Transfer Form and include it with your Columbia Threadneedle Investments Traditional IRA Application.

Direct rollover If rolling over assets directly from another IRA, 401(k), 403(b), or other eligible employer plan to a Columbia Threadneedle Investments Traditional IRA, complete either the Columbia Threadneedle Investments Direct Rollover Form or a direct rollover form supplied by your employer or plan provider and attach it to your Columbia Threadneedle Investments Traditional IRA Application.

Indirect rollover If rolling over assets that have already been distributed to you from another IRA, 401(k), 403(b), or other eligible employer plan to a Columbia Threadneedle Investments Traditional IRA, simply complete the Columbia Threadneedle Investments Traditional IRA Application, and make sure the Traditional IRA Rollover box is checked in Part 2.

It’s Easy to Open a Columbia Threadneedle Investments Traditional IRA.

1.	Select the Columbia mutual fund(s) you wish to invest in for your Traditional IRA.

2.	Complete and sign this Columbia Threadneedle Investments Traditional IRA Application.

3.	Make your check payable to Columbia Funds.

Columbia Funds WILL NOT accept third party checks, money orders, cashier checks or starter checks. Please contact

Columbia Threadneedle Investments at the number below before wiring funds.

Wire instructions for Columbia Funds Shares/Classes (A,C):

Bank Name: State Street Bank and Trust Company One

Lincoln Street
Boston, MA 02111
ABA #:	011000028
Attn:	Columbia Wire in Account
Acct #:	99057028

FCT Acct Name/Number:        /

4.

If transferring assets directly from a Traditional IRA at another institution to a Traditional IRA at Columbia Threadneedle Investments, complete the IRA Transfer Form and attach it to your Columbia Threadneedle Investments Traditional IRA Application.

5.	Return the completed Columbia Threadneedle Investments Traditional IRA Application and Form(s), with your check(s), to: Or for overnight mail to:

Regular Delivery:	Overnight Delivery:
Columbia Management Investment Services Corp.	Columbia Management Investment Services Corp.
P.O. Box 219104	c/o SS&C GIDS, Inc.
Kansas City, MO 64121-9104	430 W 7th Street, STE 219104 Kansas City, MO 64105-1407

For assistance completing this form, please contact shareholder services at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 DD (01/24)

Fees

The annual custodial fee for the Columbia Threadneedle Investments Individual Retirement Plan is $20 per plan. The fee is subject to waiver if you have $25,000 or more of assets in the retirement plans. If you wish to pre-pay this amount, enclose a check payable to “Columbia Funds FBO [Your Name] IRA.” If not prepaid, the agent for the custodian will automatically deduct the $20 fee from your account at year-end (usually in December), and every year thereafter. If you terminate your account prior to year-end, the $20 fee will automatically be deducted from your account.

Notice Regarding Unclaimed Property

If no activity occurs in your account within the time period specified by applicable state law, your property may be transferred to the appropriate state.

For assistance completing this form, please contact shareholder services at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 DD (01/24)

Traditional IRA Account Application

Part 1	Customer Identification Program

Important information about procedures for opening an account:

To help the government fight the funding of terrorism and money laundering, Federal Law requires all financial institutions to obtain, verify and record information that identifies each registered owner who opens an account. In some cases, Columbia Funds, or their designated agents, may also take additional steps to verify the identities of individuals with authority or control over the registered owner, including person(s) able to effect securities transactions on behalf of the registered owner.

What this means for you: When you open an account, Columbia Funds, or their designated agents, will ask for the registered owner’s name, address, and identification number and other information that will allow us to identify the registered owner, and Columbia Funds, or their registered agents, may ask for similar information regarding individuals with authority or control over the registered owner. Columbia Funds, or their designated agents, may also ask to see government issued identifying documents.

To the extent permitted by applicable law, Columbia Funds, or their designated agents, reserves the right (i) to place limits on transactions in any account until the identity of the Depositor is verified; or (ii) to refuse an investment in the funds; or (iii) to involuntarily redeem a depositor’s shares and close an account in the event it is unable to verify a depositor’s identity.

Escheatment: Your property may be transferred to the appropriate state (i.e., escheated) if no activity occurs in the account within the time period specified by state law. For more details, consult your state’s website or call your state government’s escheatment customer service number.

Part 2	Traditional IRA Account Registration

Please choose an IRA Type. For the IRA types listed in the section below, please complete Part 3 (and skip Part 4):

☐ Traditional IRA	☐ Traditional Rollover IRA	☐ SEP IRA (list your employer’s name below)
☐ Minor Traditional IRA	☐ SARSEP IRA (for participants in plans established prior to 1997)

Note about Traditional IRA accounts for minors: As long as the child has earned income, he or she can contribute to a minor Traditional IRA. The maximum contribution is $7,000 or 100% of earned income, whichever is less. To establish a minor Traditional IRA, the account must be opened and held by an adult, as custodian, in the name of the minor. While the adult is the individual authorized to perform transactions on the account, the minor is considered the registered owner for tax purposes.

For the IRA type listed in the section below, please complete Part 4 (and skip Part 3):

☐ Inherited Traditional IRA

Part 3	Depositor Information

Please provide the personal information for the Depositor on the account. For Minor Traditional IRA accounts, this is the minor.

IRA Depositor/Account Owner Name	Date of Birth (MM/DD/YYYY)	Social Security Number

If this is a Traditional IRA for a minor, please provide the following information for the Custodian:

Custodian Name	Date of Birth (MM/DD/YYYY)	Social Security Number

Part 4	Inherited Traditional IRA Information

If this section is filled out, this request must be accompanied by an IRA Distribution Form for the deceased Depositor’s account, or IRA Transfer Form.

Deceased IRA Depositor’s Name	Date of Birth (MM/DD/YYYY)	Date of Death (MM/DD/YYYY)	Social Security Number

For assistance completing this form, please contact shareholder services at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 DD (01/24)

Part 4	Inherited Traditional IRA Information (continued)

If this section is filled out, this request must be accompanied by an IRA Distribution Form for the deceased Depositor’s account.

Complete ONLY ONE of the following sections to name a beneficial owner and open an Inherited Traditional IRA with assets from the deceased IRA Owner named above. Please note any additional documentation requirements, as listed.

A.	Individual Beneficial Owner

Name	Date of Birth (MM/DD/YYYY)	Social Security Number

B.

Trust as Beneficial Owner - This request must be accompanied by a Columbia Threadneedle Investments Trustee Certification Form listing required information for all trustees of the trust and a copy of the Trust Summary Document.

Trust Name	Trust Date (MM/DD/YYYY)	Trust’s Taxpayer ID Number

C.

Estate as Beneficial Owner - This request must be accompanied by a copy of Letters of Administration or Letters Testamentary naming the executor, administrator, or personal representative of the estate. In cases where the estate is not probated, please send in a certified Affidavit of Small Estate, or similar document.

Executor/Administrator/Personal Representative’s Name	Date of Birth (MM/DD/YYYY)	Social Security Number	Estate’s Taxpayer ID Number

Co-Executor/Administrator/Personal Representative’s Name	Date of Birth (MM/DD/YYYY)	Social Security Number	Estate’s Taxpayer ID Number

D.

Entity as Beneficial Owner - This request must be accompanied by a Columbia Threadneedle Investments Certificate of Authorization, Control Person and Beneficial Owners Form, listing required information for individuals with trading authority over the account, a designated control person and beneficial owners of the legal entity. You will also need to provide a copy of one of the following documents verifying the existence of the entity: certified articles of incorporation, business license or partnership agreement.

Entity Name	Entity Taxpayer ID Number

Part 5	Federal Tax Classification

Check appropriate box for Federal Tax Classification (Required); check only one of the following seven boxes:

☐	Individual/Sole Proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐	Limited Liability Company. Enter the tax classification (C = C Corporation, S = S Corporation, P = Partnership)

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐	Other (see Form W-9 instructions)

Exemptions (codes apply only to certain entities, not individuals; see Form W-9 Instructions):

Exempt payee code (if any)

Foreign Account Tax Compliance Act (FATCA) reporting is required for accounts maintained outside of the U.S. at certain foreign financial institutions. If you are only submitting this form for an account you hold in the U.S., you may leave this field blank. Exemption from FATCA reporting code (if any)

Part 6	Account Mailing Address

Mailing Address

Address	Mobile Phone Number	Home Phone Number

City	State	ZIP Code

Legal/Residential Address

Provide the address used for tax reporting. Cannot be a P.O. Box, mail drop, or c/o.

Street Address

City	State	ZIP Code

For assistance completing this form, please contact shareholder services at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 DD (01/24)

Part 7	Beneficiary Designation

Primary Beneficiaries

Those you designate as your primary beneficiaries will be first to inherit your Traditional IRA assets upon your death. Indicate the percentages of your assets to be distributed to the designated primary beneficiaries upon your death. The total must equal 100%.

Contingent Beneficiaries

Those you designate as your contingent beneficiaries will inherit your assets only if there are no surviving primary beneficiaries upon your death. Indicate the percentages of your assets to be distributed to the designated contingent beneficiaries upon your death. The total must equal 100%.

Select Primary or Contingent Status* (Select one)

☐  Primary  ☐  Contingent

Whole Percentage

Date of Birth or Trust Date
Beneficiary Name* Provide full name of Person, Trust, or Entity	(MM/DD/YYYY)*	Social Security Number*

Address of Beneficiary

City	State	ZIP Code

Relationship* Identify the relationship between this beneficiary and the owner.

Select Primary or Contingent Status* (Select one)

☐  Primary  ☐  Contingent

Whole Percentage

Date of Birth or Trust Date
Beneficiary Name* Provide full name of Person, Trust, or Entity	(MM/DD/YYYY)*	Social Security Number*

Address of Beneficiary

City	State	ZIP Code

Relationship* Identify the relationship between this beneficiary and the owner.

☐ Check here if you are using an attachment to provide a free-form beneficiary designation, the attachment must be signed and dated by the depositor or authorized individual of the account(s) and list all account numbers.

*	Items marked with an asterisk are required.

I revoke all prior beneficiary designations, if any, made by me for these assets. If I am not survived by any designated beneficiary, my Beneficiary shall be my estate. Reserving the right to revoke or change this beneficiary designation at any time by written notice to The Custodian, I direct that all Columbia Fund accounts held in this Traditional IRA be distributed upon my death as listed above.

Unless otherwise specified, multiple surviving primary beneficiaries or multiple surviving contingent beneficiaries, as the case may be, will share equally. Columbia Threadneedle Investments only uses the Per Capita method for beneficiary designation.

Check the appropriate box to indicate the Depositor’s marital status:

☐  Single  ☐  Married (see “Consent of Spouse”)

Consent of Spouse

This consent of spouse must be signed if all of the following conditions are present: (a) the spouse of the Depositor is living, (b) is not the sole primary beneficiary named, and (c) the Depositor and spouse are residents of a community property state. I have reviewed the above beneficiary designation, and as the spouse of the owner, I consent to the beneficiary designation and all contributions of money or property to be used for the purchase of such accounts to be issued in my spouse’s name, whether heretofore, now or heareafter and I relinquish all my statutory or other rights thereto.

Print Name of Spouse	Signature of Spouse	Date (MM/DD/YYYY)
X
Print Name of Witness for Spouse	Signature of Witness for Spouse	Date (MM/DD/YYYY)
X

For assistance completing this form, please contact shareholder services at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 DD (01/24)

Part 8	Initial Traditional IRA Investment

If you contribute to your account between January 1 and the tax filing deadline, you may advise us whether your contribution(s) should be applies to the current tax year or the prior tax year. All contributions received after the tax filing deadline will be considered the current tax year. If not indicated, all contributions will be applied to the current tax year.

Please indicate contribution year: ☐ Current Year ☐ Prior Year

I am making this initial contribution by (check the applicable box below):

☐ Check payable to Columbia Funds

☐ Rollover from a Qualified Plan (you may need to include the Columbia IRA Direct Rollover Form; contact your current custodian)

☐ Transfer from a Traditional IRA at another institution (include the Columbia IRA Transfer Form)

☐ Transfer from a Columbia Traditional IRA due to death or divorce (include the Columbia IRA Distribution Form)

Part 9	Fund Selection

Please visit columbiathreadneedleus.com/investor for investment options. Fund names must be entered. Please select carefully.

Share Class*

Invest in: ☐  Class A Shares ☐ Class C Shares (less than $1,000,000)

*	If no share class is selected, your application will be rejected and the account not opened. Refer to the Fund’s prospectus for minimum initial investment and balance requirements.

Fund Name	Dollar Amount, or	Percentage (%), or		Check for All
(must equal 100%)
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
	$		%	☐
Totals		$100%

☐

I certify that I am exempt from the sales charge in accordance with the terms of the applicable fund’s prospectus and I agree to notify Columbia Funds at or prior to purchase if I am no longer eligible for exemption.

Reason for exemption (explain reason)

For assistance completing this form, please contact shareholder services at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 DD (01/24)

Part 10	Optional Account Privileges

A. Telephone and Online Privileges

Account transactions can be made by calling 800.422.3737 or by logging into your account online at columbiathreadneedleus.com/investor. You or your financial advisor may redeem shares from your fund account by telephone and send the proceeds to your bank account. All telephone calls are recorded. The section for Bank Information must be completed for Automated Clearing House (ACH) or Fedwire transactions.

Unless otherwise indicated below, I authorize Columbia Funds, or their designated agents, to accept online and telephone instructions from any person identifying himself as owner of the account or owner’s broker to (a) exchange share(s) of my account for share of the same class or equivalent class of any other Columbia fund, (b) purchase shares by ACH, and (c) to redeem shares, without signature guarantee, held in my account, by forwarding proceeds by check, ACH or Fedwire between my account and the bank account provided in the section for Bank Information. Exchanges, purchases and redemptions are subject to procedures and conditions set forth in the prospectus.

Note: Retirement accounts cannot be redeemed via the web or automated phone system.

Columbia funds, and their designated agents, will employ reasonable procedures specified by the Columbia fund to confirm that such telephone instructions are genuine. Neither Columbia funds, nor their designated agents, will be liable for any loss due to unauthorized or fraudulent instructions if such procedures are followed. Telephone and online privileges may be modified or terminated without notice. Furthermore, I agree to indemnify and hold harmless Columbia Funds, Columbia Management Investment Services Corp., the Custodian and their respective affiliates, officers, directors, agents and employees that may be involved in transactions authorized by telephone or online, against any claim, loss, expense or damage, including reasonable fees of investigation and counsel in connection with any telephone and online instructions effected for my account.

Redemption Privilege by Check	☐ Decline	Exchange Privilege	☐ Decline

Redemption Privilege by ACH	☐ Decline	Purchase Privilege by ACH	☐ Decline

Redemption Privilege by Wire	☐ Decline

B. Systematic Plans

Systematic Investment Plan (A Systematic Investment Plan and Systematic Withdrawal Plan cannot be set up on the same fund account.)

If the selected date falls on a weekend or holiday, the transaction will be processed on the next business day. Transactions will default to the 5th of the month if you do not choose a date. To avoid an excess contribution, please be aware of your maximum IRA contribution amount. All contributions are for the tax year in which they are made, unless I instruct otherwise in writing. The section for Bank Information must be completed.

Note: The minimum initial investment amount is lowered to $100 if you establish a monthly Systematic Investment Plan

Frequency:        Date (MM/DD/YYYY)

Start my investments on

☐ All months or check all that apply:	☐ January	☐ February	☐ March	☐ April	☐ May	☐ June

	☐ July	☐ August	☐ September	☐ October	☐ November	☐ December

Fund Name	Class	Dollar Amount
$
Fund Name	Class	Dollar Amount
$

Systematic Exchange (The Fund(s) must be in the same share class.)

If the selected date falls on a weekend or holiday, the transaction will be processed on the next business day. Transactions will default to the 10th of the month if you do not choose a date. I have received and carefully read the prospectus for the fund(s) below.

Note: There is a minimum exchange of $50. The destination fund must already be established or the systematic exchange must meet the minimum initial investment for the target fund. Dividends and Capital Gains must be set to reinvest.

Frequency:        Date (MM/DD/YYYY)

Start my investments on

☐ All months or check all that apply:	☐ January	☐ February	☐ March	☐ April	☐ May	☐ June

	☐ July	☐ August	☐ September	☐ October	☐ November	☐ December

From Fund	To Fund (account number if applicable)	Class	Dollar Amount
$
From Fund	To Fund (account number if applicable)	Class	Dollar Amount
$

Optional Account Privileges continued on next page

For assistance completing this form, please contact shareholder services at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 DD (01/24)

Part 10	Optional Account Privileges (continued)

B. Systematic Plans

Systematic Withdrawal Plan (A Systematic Withdrawal Plan and Systematic Investment Plan cannot be set up on the same fund account.)

If the selected date falls on a weekend or holiday, the transaction will be processed on the previous business day. Transactions will default to the 20th of the month or the previous business day if you do not choose a date. The section for Bank Information must be completed to send payments by ACH.

Send payments to (choose one):	☐ Send to my address of record	☐ Send to my bank by ACH

Frequency:        Date (MM/DD/YYYY)

Begin my distributions on

☐ All months or check all that apply:	☐ January	☐ February	☐ March	☐ April	☐ May	☐ June

	☐ July	☐ August	☐ September	☐ October	☐ November	☐ December

Fund Name

Fund Name

Specify Distribution Method:

☐ Dollar amount $

☐ Fixed period of      years. (Not to exceed the joint life expectancy of account owner and beneficiary)

☐ Life expectancy (will apply to all accounts)

☐	Required minimum distribution based on the uniform lifetime table in IRS regulations.

☐

Required minimum distribution based upon account owner and beneficiary’s joint life expectancy. (In order to use this method, your spouse must be your sole primary beneficiary and more than 10 years younger than you.)

☐	Life expectancy payments based on the single life expectancy table for beneficiaries in IRS regulations.

Federal and State Income Tax Withholding (Must be completed for Systematic Withdrawal Plan; Choose A, B, or C below.)

The law requires that federal income tax be withheld from certain IRA distributions unless you elect not to have withholding apply. If you elect not to have withholding apply, you may be responsible for payment of estimated tax. You may also incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. Your withdrawal may also be subject to state income tax withholding in certain states. The undersigned acknowledges that it is his/her responsibility to properly calculate, report, and pay all taxes due with respect to the withdrawal specified, and to file IRS Form 5329 to claim any exemption from the early withdrawal penalty. IRS Form 5329 is used to report additional taxes on IRAs.

Please contact a qualified tax advisor for more information.

The default federal income tax withholding rate is 10% and will be applied if no withholding is elected (applicable state income taxes may also apply).

If you want a withholding rate other than 0% or 10% for federal income taxes, you are required to complete and submit the attached Form W-4R with this application. This election will remain in effect until a new Form W-4R is received.

☐ A. Do not withhold federal income tax from my distribution.

☐ B. Withhold the default federal income tax withholding rate of 10%.

☐ C. I would like a federal income tax withholding election other than 0% or 10%. I will complete and attach the Form W-4R with this application.

Optional Account Privileges continued on next page

For assistance completing this form, please contact shareholder services at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 DD (01/24)

Part 10	Optional Account Privileges (continued)

C. Dividend/Capital Gains Options

All distributions of $10 or less will automatically be reinvested into the account to purchase additional shares regardless of your election below. If you choose to reinvest your dividends, your capital gain distributions will also be reinvested. When selecting direct deposit, please complete the section for Bank Information (MSG required).

Note: Generally, penalties and taxes may apply to cash dividends and capital gains if you are under the age of 59½. You may wish to consult a tax advisor.

☐	Dividends & Capital Gains - Cash

☐	Dividends & Capital Gains - Reinvest

☐	Dividends - Cash & Capital Gains - Reinvest

For Cash Dividends and Capital Gains or Cash Dividends only, indicate payment method:

☐	Check to Address of Record

☐	Direct Deposit to Bank by ACH

Dividend Diversification

Please diversify my portfolio by investing distributions from one Columbia fund into another Columbia fund. These investments will be made in the same share class. A sales charge may apply when you invest distributions made with respect to shares that were not subject to a sales charge at the time of your initial purchase. Accounts must be identically registered. I have received and carefully read the prospectus for the fund(s) below.

From Fund	To Fund (account number if applicable)

From Fund	To Fund (account number if applicable)

D. Bank Information

Please complete this section if you are requesting to establish Telephone and Online Privileges, a Systematic Plan, or Dividends/Capital Gain payments by ACH. Please provide banking information and your authorization below. Your bank must be a member of the Automated Clearing House System to use these services.

Bank Account Type: ☐ Checking ☐ Savings

Bank Account Information:

Bank ABA Routing Number (Enter nine digit number; see below)	Bank Account Number (Do not use spaces or dashes; see below)

For Further Credit to the Account of (if applicable; for wire transactions):

Name of Bank	Bank Phone Number

Name of Bank Account Owner	Name of Joint Bank Account Owner (if applicable)

Bank Account Owner(s) Authorization

Signature of Bank Account Owner (required) X	Signature of Joint Bank Account Owner (required) X

Optional Account Privileges continued on next page.

For assistance completing this form, please contact shareholder services at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 DD (01/24)

Part 10	Optional Account Privileges (continued)

If you elected Section A, B or D, please read the following carefully:

•

I authorize Columbia Management Investment Services Corp. (CMIS) to initiate Automatic Clearing House (ACH) debits against a designated financial account for the amount listed on the dates noted. This authorization shall continue until terminated by me in writing to CMIS and will be effective within 30 days after receipt of notification. I understand that this service is governed by the Fund’s prospectus and the rules of the ACH Association, as amended from time to time.

•	CMIS and my bank are not liable for any loss resulting from delays or dishonored ACH debit.

•	If an ACH debit request is rejected by my bank, I understand that I may not be notified and that CMIS may reverse the purchase and charge my account $15.

•	CMIS can revoke the investment privilege without prior notice if an ACH debit request is not paid upon presentation.

•	CMIS has no obligation to notify me if the bank does not honor an ACH debit request.

Part 11	Ways to Reduce Your Sales Charge

Statement of Intent (Class A shares only.)

If you agree to invest at least $50,000 within 13 months, you may pay a lower sales charge on every dollar you invest. See the “Choosing A Share Class” section of the prospectus for complete details. An additional sales charge must be paid if you do not complete this Statement of Intent.

I agree to Invest

Dollar Amount		Date (MM/DD/YYYY)

$	over a 13-month period beginning

Part 12	Financial Advisor’s Firm

Your financial advisor should complete this section. Please note, missing or incomplete information may result in our failure to establish the account.

Financial Advisor’s Name

Financial Advisor’s ID Number	Financial Advisor’s Phone Number	Branch Office Phone Number

Name of Financial Officer’s Firm		Branch Number

Branch Office Address	State	ZIP Code

Main Office City		State

Authorized Signature of Financial Advisor’s Firm

X

Part 13	Custodian Acceptance

UMB Bank, n.a. accepts appointment as custodian of the depositor’s account. However, this Application is not binding upon the Custodian until the Depositor has received a statement of the transaction. Receipt by the depositor of a confirmation of the purchase of the Fund shares indicated above will serve as notification of UMB Bank, n.a.’s acceptance of appointment as Custodian of the depositor’s account.

For assistance completing this form, please contact shareholder services at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 DD (01/24)

Part 14	Signature and Taxpayer Identification Number Certification

Unless otherwise indicated below. I consent to the delivery of one copy of each prospectus, Columbia Funds shareholder report, proxy statement and (if and when permitted by law) other information to all shareholders who now or hereafter share the same mailing address as this account. This consent will become effective when my account is opened and will continue thereafter indefinitely, unless I revoke my consent, in which case I will begin to receive individual copies within 60 days.

☐	Check here only if you do NOT consent to the delivery provisions immediately above.

Under penalties of perjury, I certify that:

(1)	The number shown on this form is my correct taxpayer identification number; and

(2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. citizen or other U.S. person; (defined in the Form W-9 instructions, which are available upon request or at www.irs.gov); and

(4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For contributions to an individual retirement arrangement (IRA) you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Form W-9.

I certify to my legal capacity to purchase or sell shares of the Corporation for my own account, or for the account of the organization named above. I have received a current Prospectus of the Corporation and appoint Columbia Management Investment Services Corp. (“Service Agent”) as my agent to act in accordance with my instructions herein.

By signing below, I acknowledge that I:

•	have received and read the prospectus.

•	understand that this application is subject to acceptance.

•	understand the terms of the investment described in the prospectus and in this application.

•	understand that certain redemptions may be subject to contingent deferred sales charges.

•

agree that the Columbia Funds, Columbia Management Investment Services, Corp. and its affiliates and their officers, directors, agents and employees will not be liable for any loss, liability, damage or expense for relying on this application or any instruction believed genuine.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of IRA Depositor/Account Owner	Print Name	Date (MM/DD/YYYY)

X

Signature of Authorized Individual (if necessary)	Print Name and Capacity	Date (MM/DD/YYYY)

X

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value. An investment in money market funds is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to maintain the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Part 15	Return Instructions

Regular mail	Columbia Management Investment Services Corp. P.O. Box 219104	Overnight mail	Columbia Management Investment Services Corp. c/o SS&C GIDS, Inc.
	Kansas City, MO 64121-9104		430 W 7th Street, STE 219104 Kansas
City, MO 64105-1407

For assistance completing this form, please contact shareholder services at 800.345.6611, Monday through Friday, 8:00 a.m. to 7:00 p.m. ET.

CT-FR/231334 DD (01/24)

Department of the Treasury Internal Revenue Service	Withholding Certificate for Nonperiodic Payments and Eligible Rollover Distributions Give Form W-4R to the payer of your retirement payments.	OMB No. 1545-0074

1a First name and middle initial	Last name	1b Social security number
Address
City or town, state, and ZIP code
Your withholding rate is determined by the type of payment you will receive.

• For nonperiodic payments, the default withholding rate is 10%. You can choose to have a different rate by entering a rate between 0% and 100% on line 2. Generally, you can’t choose less than 10% for payments to be delivered outside the United States and its territories.

• For an eligible rollover distribution, the default withholding rate is 20%. You can choose a rate greater than 20% by entering the rate on line 2. You may not choose a rate less than 20%. See page 2 for more information.

2 Complete this line if you would like a rate of withholding that is different from the default withholding rate. See the instructions on page 2 and the Marginal Rate Tables below for additional information. Enter the rate as a whole number (no decimals)	2%

Sign Here
	Your signature (This form is not valid unless you sign it.)	Date

General Instructions

Section references are to the Internal Revenue Code.

Future developments. For the latest information about any future developments related to Form W-4R, such as legislation enacted after it was published, go to www.irs.gov/FormW4R.

Purpose of form. Complete Form W-4R to have payers withhold the correct amount of federal income tax from your nonperiodic payment or eligible rollover distribution from an employer retirement plan, annuity (including a commercial annuity), or individual retirement arrangement (IRA). See page 2 for the rules and options that are available for each type of payment. Don’t use Form W-4R for periodic payments (payments made in installments at regular intervals over a period of more than 1 year) from these plans or arrangements. Instead, use Form W-4P, Withholding Certificate for Periodic Pension or Annuity Payments. For more information on withholding, see Pub. 505, Tax Withholding and Estimated Tax.

Caution: If you have too little tax withheld, you will generally owe tax when you file your tax return and may owe a penalty unless you make timely payments of estimated tax. If too much tax is withheld, you will generally be due a refund when you file your tax return. Your withholding choice (or an election not to have withholding on a nonperiodic payment) will generally apply to any future payment from the same plan or IRA. Submit a new Form W-4R if you want to change your election.

2024 Marginal Rate Tables

You may use these tables to help you select the appropriate withholding rate for this payment or distribution. Add your income from all sources and use the column that matches your filing status to find the corresponding rate of withholding. See page 2 for more information on how to use this table.

Single or Married filing separately		Married filing jointly or Qualifying surviving spouse		Head of household
Total income over—	Tax rate for every dollar more	Total income over—	Tax rate for every dollar more	Total income over—	Tax rate for every dollar more
$0	0%	$0	0%	$0	0%
14,600	10%	29,200	10%	21,900	10%
26,200	12%	52,400	12%	38,450	12%
61,750	22%	123,500	22%	85,000	22%
115,125	24%	230,250	24%	122,400	24%
206,550	32%	413,100	32%	213,850	32%
258,325	35%	516,650	35%	265,600	35%
623,950*	37%	760,400	37%	631,250	37%
*	If married filing separately, use $380,200 instead for this 37% rate.

For Privacy Act and Paperwork Reduction Act Notice, see page 3.	Cat. No. 75085T	Form W-4R (2024)

Form W-4R (2024)	Page 2

General Instructions (continued)

Nonperiodic payments—10% withholding. Your payer must withhold at a default 10% rate from the taxable amount of nonperiodic payments unless you enter a different rate on line 2. Distributions from an IRA that are payable on demand are treated as nonperiodic payments. Note that the default rate of withholding may not be appropriate for your tax situation. You may choose to have no federal income tax withheld by entering “-0-” on line 2. See the specific instructions below for more information. Generally, you are not permitted to elect to have federal income tax withheld at a rate of less than 10% (including “-0-”) on any payments to be delivered outside the United States and its territories.

Note: If you don’t give Form W-4R to your payer, you don’t provide an SSN, or the IRS notifies the payer that you gave an incorrect SSN, then the payer must withhold 10% of the payment for federal income tax and can’t honor requests to have a lower (or no) amount withheld. Generally, for payments that began before 2024, your current withholding election (or your default rate) remains in effect unless you submit a Form W-4R.

Eligible rollover distributions—20% withholding. Distributions you receive from qualified retirement plans (for example, 401(k) plans and section 457(b) plans maintained by a governmental employer) or tax-sheltered annuities that are eligible to be rolled over to an IRA or qualified plan are subject to a 20% default rate of withholding on the taxable amount of the distribution. You can’t choose withholding at a rate of less than 20% (including “-0-”). Note that the default rate of withholding may be too low for your tax situation. You may choose to enter a rate higher than 20% on line 2. Don’t give Form W-4R to your payer unless you want more than 20% withheld.

Note that the following payments are not eligible rollover distributions for purposes of these withholding rules:

•	Qualifying “hardship” distributions;

•	Distributions required by federal law, such as required minimum distributions;

•	Generally, distributions from a pension-linked emergency savings account;

•	Eligible distributions to a domestic abuse victim;

•	Qualified disaster recovery distributions;

•	Qualified birth or adoption distributions; and

•	Emergency personal expense distributions.

See Pub. 505 for details. See also Nonperiodic payments—10% withholding above.

Payments to nonresident aliens and foreign estates. Do not use Form W-4R. See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities, and Pub. 519, U.S. Tax Guide for Aliens, for more information.

Tax relief for victims of terrorist attacks. If your disability payments for injuries incurred as a direct result of a terrorist attack are not taxable, enter “-0-” on line 2. See Pub. 3920, Tax Relief for Victims of Terrorist Attacks, for more details.

Specific Instructions

Line 1b

For an estate, enter the estate’s employer identification number (EIN) in the area reserved for “Social security number.”

Line 2

More withholding. If you want more than the default rate withheld from your payment, you may enter a higher rate on line 2.

Less withholding (nonperiodic payments only). If permitted, you may enter a lower rate on line 2 (including “-0-”) if you want less than the 10% default rate withheld from your payment. If you have already paid, or plan to pay, your tax on this payment through other withholding or estimated tax payments, you may want to enter “-0-”.

Suggestion for determining withholding. Consider using the Marginal Rate Tables on page 1 to help you select the appropriate withholding rate for this payment or distribution. The tables are most accurate if the appropriate amount of tax on all other sources of income, deductions, and credits has been paid through other withholding or estimated tax payments. If the appropriate amount of tax on those sources of income has not been paid through other withholding or estimated tax payments, you can pay that tax through withholding on this payment by entering a rate that is greater than the rate in the Marginal Rate Tables.

The marginal tax rate is the rate of tax on each additional dollar of income you receive above a particular amount of income. You can use the table for your filing status as a guide to find a rate of withholding for amounts above the total income level in the table.

To determine the appropriate rate of withholding from the table, do the following. Step 1: Find the rate that corresponds with your total income not including the payment. Step 2: Add your total income and the taxable amount of the payment and find the corresponding rate.

If these two rates are the same, enter that rate on line 2. (See Example 1 below.)

If the two rates differ, multiply (a) the amount in the lower rate bracket by the rate for that bracket, and (b) the amount in the higher rate bracket by the rate for that bracket. Add these two numbers; this is the expected tax for this payment. To get the rate to have withheld, divide this amount by the taxable amount of the payment. Round up to the next whole number and enter that rate on line 2. (See Example 2 below.)

If you prefer a simpler approach (but one that may lead to overwithholding), find the rate that corresponds to your total income including the payment and enter that rate on line 2.

Examples. Assume the following facts for Examples 1 and 2. Your filing status is single. You expect the taxable amount of your payment to be $20,000. Appropriate amounts have been withheld for all other sources of income and any deductions or credits.

Example 1. You expect your total income to be $62,000 without the payment. Step 1: Because your total income without the payment, $62,000, is greater than $61,750 but less than $115,125, the corresponding rate is 22%. Step 2: Because your total income with the payment, $82,000, is greater than $61,750 but less than $115,125, the corresponding rate is 22%. Because these two rates are the same, enter “22” on line 2.

Example 2. You expect your total income to be $43,700 without the payment. Step 1: Because your total income without the payment, $43,700, is greater than $26,200 but less than $61,750, the corresponding rate is 12%. Step 2: Because your total income with the payment, $63,700, is

Form W-4R (2024)	Page 3

greater than $61,750 but less than $115,125, the corresponding rate is 22%. The two rates differ. $18,050 of the $20,000 payment is in the lower bracket ($61,750 less your total income of $43,700 without the payment), and $1,950 is in the higher bracket ($20,000 less the $18,050 that is in the lower bracket). Multiply $18,050 by 12% to get $2,166. Multiply $1,950 by 22% to get $429. The sum of these two amounts is $2,595. This is the estimated tax on your payment. This amount corresponds to 13% of the $20,000 payment ($2,595 divided by $20,000). Enter “13” on line 2.

Privacy Act and Paperwork Reduction Act Notice. We ask for the information on this form to carry out the Internal Revenue laws of the United States. You are required to provide this information only if you want to (a) request additional federal income tax withholding from your nonperiodic payment(s) or eligible rollover distribution(s); (b) choose not to have federal income tax withheld from your nonperiodic payment(s), when permitted; or (c) change a previous Form W-4R (or a previous Form W-4P that you completed with respect to your nonperiodic payments or eligible rollover distributions). To do any of the aforementioned, you are required by sections 3405(e) and 6109 and their regulations to provide the information requested on this form. Failure to provide this information may result in inaccurate withholding on your payment(s).

Failure to provide a properly completed form will result in your payment(s) being subject to the default rate; providing fraudulent information may subject you to penalties.

Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. commonwealths and territories for use in administering their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

The average time and expenses required to complete and file this form will vary depending on individual circumstances. For estimated averages, see the instructions for your income tax return.

If you have suggestions for making this form simpler, we would be happy to hear from you. See the instructions for your income tax return.

PRIVACY NOTICE

Facts	What does Columbia Funds do with your personal information?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share and protect your personal information. Please read this notice carefully to understand what we do.

What?	The types of personal information we collect and share depend on the product or service you have with us. This information can include:

• Social Security number and income

• Assets and transaction history

• Checking account information and wire transfer instructions

When you are no longer our customer, we continue to share information about you as described in this notice.

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Columbia Funds chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Columbia Funds share?	Can you limit this sharing?

For everyday business purposes — such as to process your transactions, maintain your account(s), respond to court orders and legal investigations or report to credit bureaus	Yes	No

For our marketing purposes — to offer our products and services to you	Yes	No

For joint marketing with other financial companies	No	We don’t share

For our affiliates’ everyday business purposes — information about your transactions and experiences	No	We don’t share

For our affiliates’ everyday business purposes — information about your creditworthiness	No	We don’t share

For our affiliates to market to you	No	We don’t share

For non-affiliates to market to you	No	We don’t share

PRIVACY NOTICE

Who we are

Who is providing this notice?	Columbia Funds (including mutual funds, closed-end funds and ETFs)

Questions?	Call 800.345.6611 or go to columbiathreadneedleus.com/investor/privacy-security/

What we do

How does Columbia Funds protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

For more information on how we protect your personal information, visit columbiathreadneedleus.com/investor/privacy-security/.

How does Columbia Funds collect my personal information?

We collect your personal information, for example, when you:

•  Open an account or give us your contact information

•  Provide account information or make wire transfers

•  Make investments or withdrawals from your account

Why can’t I limit all sharing?

Federal law gives you the right to limit only:

•  Sharing for affiliates’ everyday business purposes — information about your creditworthiness

•  Affiliates from using your information to market to you

•  Sharing for non-affiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. • Columbia Funds does not share personal information with affiliates.

Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. • Columbia Funds does not share with non-affiliates so they can market to you.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • Columbia Funds doesn’t jointly market.

Other important information	If you own a Columbia fund in the name of a third party such as a bank or broker-dealer, their privacy notice may apply to you in addition to ours.

If you are working with a financial advisor, and the financial advisor leaves their firm and joins another broker-dealer or registered investment advisor, they may be permitted to use limited information to contact you. The information that may be used is limited to your name, address, email address, phone number and account title.

To find out more, call 800.345.6611 or visit columbiathreadneedleus.com/investor/privacy-security/

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Columbia funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA, and managed by Columbia Management Investment Advisers, LLC. Columbia Management Investment Distributors, Inc., 290 Congress Street, Boston, MA 02210

© 2023 Columbia Management Investment Advisers, LLC. All rights reserved.

CT-MK 244387 K (12/23) BWKJ/CTNA5272497.3

Rev. 9/16

FACTS	WHAT DOES UMB BANK, N.A. (“UMB”) DO WITH YOUR PERSONAL INFORMATION?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•  Social Security number

•  Account balances and account transactions

•  Payment history and transaction history

•  Retirement assets

When you are no longer our customer, we continue to share your information as described in this notice.

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information, the reasons UMB chooses to share and whether you can limit this sharing.

Reasons we can share your personal information	Does UMB share?	Can you limit this sharing?
For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No

For our marketing purposes – to offer our products and services to you	No	We don’t share

For joint marketing with other financial companies	No	We don’t share

For our affiliates’ everyday business purposes – information about your transactions and experiences	No	We don’t share

For our affiliates’ everyday business purposes – information about your creditworthiness	No	We don’t share

For our affiliates to market to you	No	We don’t share

For nonaffiliates to market to you	No	We don’t share

Questions?	Call toll-free 800.441.9535 (or if in Kansas City, call 816.860.5780).

CT-FR/231334 DD (01/24)

Who we are

Who is providing this notice?	UMB Bank, n.a.

What we do

How does UMB protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does UMB collect my personal information?

We collect your personal information, for example, when you:

•  Open an account or provide account information

•  Make deposits or take withdrawals from your account

•  Tell us about your investment or retirement portfolio

Why can’t I limit all sharing?

Federal law gives you the right to limit only:

•  Sharing for affiliates’ everyday business purposes – information about your creditworthiness

•  Affiliates from using your information to market to you

•  Sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.

Definitions

Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. • UMB does not share with affiliates.

Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. • UMB does not share with nonaffiliates so they can market to you.

Joint Marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • UMB doesn’t jointly market.

Other Important Information

You may have other privacy protections under applicable state laws. To the extent these state laws apply, we will comply with them when we share information about you. For California residents: We will not share information we collect about you with nonaffiliates, except as permitted by California law, including, for example to process your transactions or to maintain your account. For Vermont residents: We will not share information we collect about you with nonaffiliates, except as permitted by Vermont law, including, for example to process your transactions or to maintain your account.

CT-FR/231334 DD (01/24)

UMB, n.a INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT AGREEMENT

Form 5305-A under section 408(a) of the Internal Revenue Code.	FORM (Rev. April 2017)

The depositor named on the application is establishing a Traditional individual retirement account under section 408(a) to provide for his or her retirement and for the support of his or her beneficiaries after death.

The custodian named on the application has given the depositor the disclosure statement required by Regulations section 1.408-6.

The depositor has assigned the custodial account the sum indicated on the application.

The depositor and the custodian make the following agreement:

Article I

Except in the case of a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or 457(e)(16), an employer contribution to a simplified employee pension plan as described in section 408(k) or a recharacterized contribution described in section 408A(d)(6), the custodian will accept only cash contributions up to $5,500 per year for tax years 2013 through 2017. For individuals who have reached the age of 50 by the end of the year, the contribution limit is increased to $6,500 per year for tax years 2013 through 2017. For years after 2017, these limits will be increased to reflect a cost-of-living adjustment, if any.

Article II

The depositor’s interest in the balance in the custodial account is nonforfeitable.

Article III

1.

No part of the custodial account funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2.

No part of the custodial account funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV

1.

Notwithstanding any provision of this agreement to the contrary, the distribution of the depositor’s interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and the regulations thereunder, the provisions of which are herein incorporated by reference.

2.

The depositor’s entire interest in the custodial account must be, or begin to be, distributed not later than the depositor’s required beginning date, April 1 following the calendar year in which the depositor reaches age 70 1⁄2. By that date, the depositor may elect, in a manner acceptable to the custodian, to have the balance in the custodial account distributed in: (a) A single sum or (b) Payments over a period not longer than the life of the depositor or the joint lives of the depositor and his or her designated beneficiary.

3.	If the depositor dies before his or her entire interest is distributed to him or her, the remaining interest will be distributed as follows:

(a)	If the depositor dies on or after the required beginning date and:

(i)

the designated beneficiary is the depositor’s surviving spouse, the remaining interest will be distributed over the surviving spouse’s life expectancy as determined each year until such spouse’s death, or over the period in paragraph (a)(iii) below if longer. Any interest remaining after the spouse’s death will be distributed over such spouse’s remaining life expectancy as determined in the year of the spouse’s death and reduced by one for each subsequent year, or, if distributions are being made over the period in paragraph (a)(iii) below, over such period.

(ii)

the designated beneficiary is not the depositor’s surviving spouse, the remaining interest will be distributed over the beneficiary’s remaining life expectancy as determined in the year following the death of the depositor and reduced by one for each subsequent year, or over the period in paragraph (a)(iii) below if longer.

(iii)

If there is no designated beneficiary, the remaining interest will be distributed over the remaining life expectancy of the depositor as determined in the year of the depositor’s death and reduced by one for each subsequent year.

(b)	If the depositor dies before the required beginning date, the remaining interest will be distributed in accordance with paragraph

(i)

below or, if elected or there is no designated beneficiary, in accordance with paragraph (ii) below. (i) The remaining interest will be distributed in accordance with paragraphs (a)(i) and (a)(ii) above (but not over the period in paragraph (a)(iii), even if longer), starting by the end of the calendar year following the year of the depositor’s death. If, however, the designated beneficiary is the depositor’s surviving spouse, then this distribution is not required to begin before the end of the calendar year in which the depositor would have reached age 70 1⁄2. But, in such case, if the depositor’s surviving spouse dies before distributions are required to begin, then the remaining interest will be distributed in accordance with paragraph (a)(ii) above (but not over the period in paragraph (a)(iii), even if longer), over such spouse’s designated beneficiary’s life expectancy, or in accordance with paragraph (ii) below if there is no such designated beneficiary.

(ii)	The remaining interest will be distributed by the end of the calendar year containing the fifth anniversary of the depositor’s death.

4.

If the depositor dies before his or her entire interest has been distributed and if the designated beneficiary is not the depositor’s surviving spouse, no additional contributions may be accepted in the account.

5.

The minimum amount that must be distributed each year, beginning with the year containing the depositor’s required beginning date, is known as the “required minimum distribution” and is determined as follows.

(a)

The required minimum distribution under paragraph 2(b) for any year, beginning with the year the depositor reaches age 70 1⁄2, is the depositor’s account value at the close of business on December 31 of the preceding year divided by the distribution period in the uniform lifetime table in Regulations section 1.401(a) (9)-9. However, if the depositor’s designated beneficiary is his or her surviving spouse, the required minimum distribution for a year shall not be more than the depositor’s account value at the close of business on December 31 of the preceding year divided by the number in the joint and last survivor table in Regulations section 1.401(a)(9)-9. The required minimum distribution for a year under this paragraph (a) is determined using the depositor’s (or, if applicable, the depositor and spouse’s) attained age (or ages) in the year.

CT-FR/231334 DD (01/24)

(b)

The required minimum distribution under paragraphs 3(a) and 3(b)(i) for a year, beginning with the year following the year of the depositor’s death (or the year the depositor would have reached age 70 1⁄2, if applicable under paragraph 3(b)(i)) is the account value at the close of business on December 31 of the preceding year divided by the life expectancy (in the single life table in Regulations section 1.401(a)(9)-9) of the individual specified in such paragraphs 3(a) and 3(b)(i).

(c)

The required minimum distribution for the year the depositor reaches age 70 1⁄2 can be made as late as April 1 of the following year. The required minimum distribution for any other year must be made by the end of such year.

6.

The owner of two or more Traditional IRAs may satisfy the minimum distribution requirements described above by taking from one Traditional IRA the amount required to satisfy the requirement for another in accordance with the regulations under section 408(a)(6).

Article V

1.	The depositor agrees to provide the custodian with all information necessary to prepare any reports required by section 408(i) and Regulations sections 1.408-5 and 1.408-6.

2.	The custodian agrees to submit to the Internal Revenue Service (IRS) and depositor the reports prescribed by the IRS.

Article VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles inconsistent with section 408(a) and the related regulations will be invalid.

Article VII

This agreement will be amended as necessary to comply with the provisions of the Code and the related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the application.

Article VIII

8.01	Definitions. As used in this Article VIII the following terms have the following meanings:

“Adoption Agreement” is the application signed by the Depositor to accompany and adopt this Custodial Account. The Adoption Agreement may also be referred to as the “Account Application”.

“Agreement” means the Individual Retirement Account established using the terms of this agreement.

“Ancillary Fund” means any mutual fund or registered investment company designated by Sponsor, which is (i)advised, sponsored or distributed by a duly licensed mutual fund or registered investment company other than the Custodian, and (ii) subject to a separate agreement between the Sponsor and such mutual fund or registered investment company, to which neither the Custodian nor the Service Company is a party; provided, however, that such mutual fund or registered investment company must be legally offered for sale in the state of the Depositor’s residence.

“Beneficiary” has the meaning assigned in Section 8.11.

“Custodial Account” means the Individual Retirement Account established using the terms of this Agreement.

“Custodian” means UMB Bank, n.a. and any corporation or other entity that by merger, consolidation, purchase or otherwise, assumes the obligations of the Custodian.

“Depositor” means the person signing the Adoption Agreement accompanying this Agreement.

“Distributor” means the entity, which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s). In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

“Fund” means any mutual fund or registered investment company, which is advised, sponsored or distributed by Sponsor; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Depositor’s residence. Subject to the provisions of Section 8.03 below, the term “Fund” includes an Ancillary Fund.

“Service Company” means any entity employed by the Custodian or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Custodian or the Distributor. In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

“Sponsor” means Columbia Management Investment Distributors, Inc.. Reference to the Sponsor includes reference to any affiliate of Sponsor to which Sponsor has delegated (or which is in fact performing) any duty assigned to Sponsor under this Agreement.

“Spouse” means an individual married to the Depositor under the laws of the applicable jurisdiction. The term “spouse” shall include same-sex individuals whose marriage was validly entered into in a jurisdiction whose laws authorize such marriage even if the couple is domiciled in a jurisdiction that does not recognize the validity of same-sex marriages. The term “spouse” shall not include individuals (whether of the same or opposite sex) who have entered into a registered domestic partnership, civil union, or other similar relationship recognized under the laws of a jurisdiction that is not denominated as marriage under the laws of the jurisdiction. A Depositor and his or her spouse are deemed to be “married” for all purposes of this Agreement

8.02

Revocation-The Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor’s initial contribution will be returned, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes.

The Depositor may certify in the Adoption Agreement that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before the Depositor signed the Adoption Agreement to establish the Custodial Account, and the Custodian may rely upon such certification.

In any instance where it is established that the Depositor has had possession of the Disclosure Statement for more than seven days, it will be conclusively presumed that the Depositor has waived his or her right to revoke under this Section.

8.03

Investments. All contributions to the Custodial Account shall be invested and reinvested in full and fractional shares of one or more Funds. All such shares shall be held as book entry shares, and no physical shares or share certificate will be held in the Custodial Account. Such investments shall be made in such proportions and/ or in such amounts as Depositor from time to time in the Adoption Agreement or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct.

The parties to this Agreement recognize and agree that the Sponsor may from time-to-time designate an Ancillary Fund in which all or a portion of the contributions to a Custodial Account may be invested and reinvested. Despite any contrary provision of this Agreement, neither the Custodian nor the Service Company has any discretion with respect to the designation of any Ancillary Fund.

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The Service Company shall be responsible for promptly transmitting all investment directions by the Depositor for the purchase or sale of shares of one or more Funds hereunder to the Funds’ transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Depositor as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the Depositor, or will be held uninvested (or invested in a money market fund if available) pending clarification or completion by the Depositor, in either case without liability for interest or for loss of income or appreciation. If any other directions or other orders by the Depositor with respect to the sale or purchase of shares of one or more Funds are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Depositor.

All investment directions by Depositor will be subject to any minimum initial or additional investment or minimum balance rules or other rules (by way of example and not by way of limitation, rules relating to the timing of investment directions or limiting the number of purchases or sales or imposing sales charges on shares sold within a specified period after purchase) applicable to a Fund as described in its prospectus.

All dividends and capital gains or other distributions received on the shares of any Fund shall be (unless received in additional shares) reinvested in full and fractional shares of such Fund (or of any other Fund offered by the Sponsor, if so directed).

If any Fund held in the Custodial Account is liquidated or is otherwise made unavailable by the Sponsor as a permissible investment for a Custodial Account hereunder, the liquidation or other proceeds of such Fund shall be invested in accordance with the instructions of the Depositor. If the Depositor does not give such instructions, or if such instructions are unclear or incomplete in the opinion of the Service Company, the Service Company may invest such liquidation or other proceeds in such other Fund (including a money market fund or Ancillary Fund if available) as the Sponsor designates, and provided that the Sponsor gives at least thirty (30) days advance written notice to the Depositor and the Service Provider. In such case, neither the Service Company nor the Custodian will have any responsibility for such investment.

Alternatively, if the Depositor does not give instructions and the Sponsor does not designate such other Fund as described above then the Depositor (or his or her Beneficiaries) will be deemed to have directed the Custodian to distribute any amount remaining in the Fund to (i) the Depositor (or to his Beneficiaries as their interests shall appear on file with the Custodian) or, (ii) if the Depositor is deceased with no Beneficiaries on file with the Custodian, then to the Depositor’s estate, subject to the Custodian’s right to reserve funds as provided in Section 8.17(b). The Sponsor and the Custodian will be fully protected in making any and all such distributions pursuant to this Section 8.03, provided that the Sponsor gives at least thirty (30) days advance written notice to the Depositor and the Service Provider. In such case, neither the Service Company nor the Custodian will have any responsibility for such distribution. The Depositor (or his or her Beneficiaries) shall be fully responsible for any taxes due on such distribution.

How are my IRA contributions invested?

You control the investment and reinvestment of contributions to your traditional IRA. Investments must be in one or more of the fund(s) available from time to time as listed in the Adoption Agreement for your traditional IRA or in an investment selection form provided with your Adoption Agreement or from the fund distributor or service company. You direct the investment of your IRA by giving your investment instructions to the distributor or service company for the fund(s). Since you control the investment

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of your traditional IRA, you are responsible for any losses; neither the custodian, the distributor nor the service company has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your traditional IRA will generally be at the applicable public offering price or net asset value for shares of the fund(s) involved next established after the distributor or the service company (whichever may apply) receives proper and timely investment instructions from you; consult the current prospectus for the fund(s) involved for additional information.

Before making any investment, you should review the current prospectus for any fund you are considering as an investment for your traditional IRA. The prospectus will contain information about the fund’s investment objectives and policies, as well as any minimum initial investment or minimum balance requirements, any restrictions or limitations on transferring into or out of the fund, and any sales, redemption or other charges. The method for computing and allocating annual earnings is set forth in the prospectus. In each prospectus, refer to the relevant section, which may have a heading such as “Performance Information” or “Dividends”.

Because you control the selection of investments for your traditional IRA and because mutual fund shares fluctuate in value, the growth in value of your traditional IRA cannot be guaranteed or projected.

8.04

Exchanges. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Depositor may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Custodial Account for shares and fractional shares of one or more other Funds. The Depositor shall give such directions by written or telephonic notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the second paragraph of Section 8.03 of this Article VIII).

8.05

Transaction pricing. Any purchase or redemption of shares of a Fund for or from the Custodial Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Depositor’s investment directions to the transfer agent for the Fund(s). Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Custodial Account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

8.06

Recordkeeping. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Depositor’s Custodial Account. Any account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. All assets of the Custodial Account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the Custodial Account.

The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the Custodial Account. In the discretion of the Custodian, records maintained by the Service Company with respect to the Account hereunder will be deemed to satisfy the Custodian’s recordkeeping responsibilities. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian’s recordkeeping responsibilities.

8.07	Allocation of Responsibility. Neither the Custodian nor any other party providing services to the Custodial Account will have any responsibility for rendering advice with respect to the investment

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and reinvestment of the Custodial Account, nor shall such parties be liable for any loss or diminution in value which results from Depositor’s exercise of investment control over his Custodial Account. Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his Custodial Account, and neither Custodian nor any other such party shall have any duty to question his or her directions in that regard or to advise him or her regarding the purchase, retention or sale of shares of one or more Funds for the Custodial Account.

8.08

Appointment of Investment Advisor. The Depositor may in writing appoint an investment adviser with respect to the Custodial Account on a form acceptable to the Custodian and the Service Company. The investment adviser’s appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment adviser’s appointment is in effect, the investment adviser may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor.

8.09	Distributions.

(a) Distribution of the assets of the Custodial Account shall be made at such time and in such form as Depositor (or Beneficiary if Depositor is deceased) shall elect by written order to the Custodian. It is the responsibility of the Depositor (or Beneficiary) by appropriate distribution instructions to the Custodian to ensure that any applicable distribution requirements of Code Section 401(a) (9) and Article IV above are met. If the Depositor (or Beneficiary) does not direct the Custodian to make distributions from the Custodial Account by the time that such distributions are required to commence in accordance with such distribution requirements, the Custodian (and Service Company) shall assume that the Depositor (or Beneficiary) is meeting any applicable minimum distribution requirements from another individual retirement arrangement maintained by the Depositor (or Beneficiary) and the Custodian and Service Company shall be fully protected in so doing. Depositor acknowledges that any distribution of a taxable amount from the Custodial Account (except for distribution on account of Depositor’s disability or death, return of an “excess contribution” referred to in Code Section 4973, or a valid “rollover” from this Custodial Account) made earlier than age 59 1⁄2 may subject Depositor to an “additional tax on early distributions” under Code Section 72(t) unless an exception to such additional tax is applicable. For that purpose, Depositor will be considered disabled if Depositor can prove, as provided in Code Section 72(m)(7).

(b) Taxability of distributions. The Depositor acknowledges (i) that any withdrawal from the Custodial Account will be reported by the Custodian in accordance with applicable IRS requirements (currently, on Form 1099-R), (ii) that the information reported by the Custodian will be based on the amounts in the Custodial Account and will not reflect any other individual retirement accounts the Depositor may own and that, consequently, the tax treatment of the withdrawal may be different than if the Depositor had no other individual retirement accounts, and (iii) that, accordingly, it is the responsibility of the Depositor to maintain appropriate records so that the Depositor (or other person ordering the distribution) can correctly compute all taxes due. Neither the Custodian nor any other party providing services to the Custodial Account assumes any responsibility for the tax treatment of any distribution from the Custodial Account; such responsibility rests solely with the person ordering the distribution.

8.10	Distribution instructions. The Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of Depositor (or Beneficiary if Depositor is deceased)

containing such information as the Custodian may reasonably request. Also, before making any distribution from or honoring any assignment of the Custodial Account, Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, releases, indemnification agreements, and other documents (including proof of any legal representative’s authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with any order or instruction which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian has no duty of further inquiry. Any distributions from the Custodial Account may be mailed, first- class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Custodian’s records, and such distribution shall to the extent thereof completely discharge the Custodian’s liability for such payment.

8.11	Designated Beneficiary.

(a) The term “Beneficiary” means the person or persons designated as such by the “designating person” (as defined below) on a form acceptable to the Custodian for use in connection with the Custodial Account, signed by the designating person, and filed with the Custodian. If, in the opinion of the Custodian or Service Company, any designation of beneficiary is unclear or incomplete, in addition to any documents or assurances the Custodian may request under Section 8.10, the Custodian or Service Company shall be entitled to request and receive such clarification or additional instructions as the Custodian in its discretion deems necessary to determine the correct Beneficiary(ies) following the Depositor’s death. The form designating the Beneficiary(ies) may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries. However, if the designation does not effectively dispose of the entire Custodial Account as of the time distribution is to commence, the term “Beneficiary” shall then mean the designating person’s estate, with respect to the assets of the Custodial Account not disposed of by the designation form. The form last accepted by the Custodian before such distribution is to commence, provided it was received by the Custodian (or deposited in the U.S. Mail or with a reputable delivery service) during the designating person’s lifetime, shall be controlling and, whether or not fully dispositive of the Custodial Account, thereupon shall revoke all such forms previously filed by that person. The term “designating person” means Depositor during his/her lifetime; only after Depositor’s death, it also means Depositor’s spouse if the spouse is a Beneficiary and elects to transfer assets from the Custodial Account to the spouse’s own Custodial Account in accordance with applicable provisions of the Code. (Note: Married Depositors who reside in a community property or marital property state, may need to obtain spousal consent if they have not designated their spouse as the primary Beneficiary for at least half of their Custodial Account. Consult a lawyer or other tax professional for additional information and advice.)

(b) Rights of Inheriting Beneficiary. Notwithstanding any provisions in this Agreement to the contrary, when and after the distribution from the Custodial Account to Depositor’s Beneficiary commences, all rights and obligations assigned to Depositor hereunder shall inure to, and be enjoyed and exercised by, Beneficiary instead of Depositor.

(c) Election by Spouse. If the Depositor’s spouse is the sole Beneficiary on the Depositor’s date of death, the spouse will not be treated as the Depositor if the spouse elects not to be so treated. In such event, the Custodial Account will be distributed in accordance with the other provisions of such Article IV, except that distributions to the Depositor’s spouse are not required to commence until December 31 of the year in which the Depositor would have turned age 72.

(d) Election by Successor Beneficiary/Separate Beneficiaries. In addition to the rights otherwise conferred upon Beneficiaries under this Agreement, all individual Beneficiaries may designate Successor

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Beneficiaries of their inherited Custodial Account. Any Successor Beneficiary designation by the Beneficiary must be made in accordance with the provisions of this Section 8.11. If a Beneficiary dies after the Participant but before receipt of the entire interest in the Custodial Account and has Successor Beneficiaries, the Successor Beneficiaries will succeed to the rights of the Beneficiary. If a Beneficiary dies after the Participant but before receipt of the entire interest in the Account and no Successor Beneficiary designation is in effect at the time of the Beneficiary’s death, the Beneficiary will be the Beneficiary’s estate. Upon instruction to the Custodian, each separate Beneficiary may receive his, her, or its interest as a separate account within the meaning of Treasury Regulation Section 1.401(a)(9)-8, Q&A-3, to the extent permissible by law. The trustee of a trust Beneficiary will exercise the rights of the trust Beneficiary, unless the trustee chooses to delegate the exercise of those rights to the Beneficiary to the extent permissible by law.

(e) Despite any contrary provision of this Agreement, the Custodian may disregard the express terms of a Beneficiary designation under Section 8.11(a) and pay over the balance of the deceased Depositor’s interest in his or her Custodial Account to a different person, trust, estate or other beneficiary, where the Custodian determines, in the reasonable and good faith exercise of its discretion, that an applicable state law, court decree or other ruling governing the disposition or appointment of property incident to a divorce or other circumstance affecting inheritance rights so requires and if the Custodian has knowledge of the facts that may invalidate the designation of such Beneficiary.

(f) Eligible Designated Beneficiary. An eligible designated beneficiary is any designated beneficiary who is the surviving spouse, a child under the age of majority, disabled or chronically ill, or any other person who is not more than 10 years younger than the participant/IRA owner.

8.12	Tax reporting responsibilities.

(a) The Depositor agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 408(i) or Section 408A(d)(3)(E) of the Code and the regulations thereunder or otherwise.

(b) The Custodian or the Service Company will submit reports to the Internal Revenue Service and the Depositor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

(c) The Depositor, Custodian and Service Company shall furnish to each other such information relevant to the Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the Custodial Account.

(d) The Depositor shall file any reports to the Internal Revenue Service which are required of him by law, and neither the Custodian nor Service Company shall have any duty to advise Depositor concerning or monitor Depositor’s compliance with such requirement.

8.13	Amendments.

(a) Depositor retains the right to amend this Agreement in any respect at any time, effective on a stated date which shall be at least 60 days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail, unless Custodian waives notice as to such amendment. If the Custodian does not wish to continue serving as such under this Custodial Account document as so amended, it may resign in accordance with Section 8.17 below.

(b) Depositor delegates to the Custodian the Depositor’s right so to amend, provided (i) the Custodian does not change the investments available under this Custodial Agreement, and (ii) the Custodian amends in the same manner all agreements comparable to this one, having the same Custodian, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this Custodial Account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Such an amendment by the Custodian shall be communicated in writing to Depositor, and Depositor shall be deemed to have consented thereto unless, within 30 days after such communication to Depositor is mailed, Depositor either (i) gives Custodian a written order for a complete distribution or transfer of the Custodial Account, or (ii) removes the Custodian and appoints a successor under Section 8.17 below.

Pending the adoption of any amendment necessary or desirable to conform this Agreement to the requirements of any amendment to any applicable provision of the Code or regulations or rulings issued thereunder (including any amendment to Form 5305-A, the Custodian and the Service Company may operate the Custodial Account in accordance with such requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the Account.

(c) Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of Custodian without its prior written consent.

(d) This Section 8.13 shall not be construed to restrict the Custodian’s right to substitute fee schedules in the manner provided by Section 8.16 below, and no such substitution shall be deemed to be an amendment of this Agreement.

8.14	Terminations

(a) This Agreement shall terminate and have no further force and effect upon a complete distribution of the Custodial Account to the Depositor (or his or her Beneficiaries) or to a successor custodian or trustee in accordance with the instructions provided to the Custodian by the Depositor. In addition, the Sponsor shall have the right to terminate this Agreement and instruct the Custodian to distribute the Custodial Account upon thirty (30) days notice to the Custodian and the Depositor (or Beneficiary, if the Depositor is deceased). In the event of such termination by the Sponsor, the Custodian shall transfer the entire amount in the Custodial Account to a successor custodian or trustee as the Depositor (or Beneficiary) shall instruct or shall distribute the Custodial Account to the Depositor (or Beneficiary) if so directed. If, at the end of such thirty (30) day period, the Depositor (or Beneficiary) has not directed the Custodian to transfer or distribute the amount in the Custodial Account as described above then the Depositor (or Beneficiary,) will be deemed to have directed the Custodian to distribute any amount remaining in the Custodial Account to (i) the Depositor (or Beneficiary, as his/her interests shall appear on file with the Custodian) or, (ii) if the Depositor is deceased with no Beneficiary on file with the Custodian, then to the Depositor’s estate, subject to the Custodian’s right to reserve funds as provided in Section 8.17(b). The Sponsor and the Custodian will be fully protected in making any and all such distributions pursuant to this Section 8.14(a). The Depositor (or Beneficiary) shall be fully responsible for any taxes due on such distribution.

(b) Sections 8.15(f), 8.17(b) and 8.17(c) hereof shall survive the termination of the Custodial Account and this Agreement. Upon termination of the Custodial Account and this Agreement, the Custodian shall be relieved from all further liability hereunder or with respect to the Custodial Account and all assets thereof so distributed.

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8.15	Responsibilities of Custodian and service providers

(a) In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the Custodial Account for expenses attendant to those functions. In the event of such appointment, all rights and privileges of the Custodian under this Agreement shall pass through to such contractors or service providers who shall be entitled to enforce them as if a named party.

(b) The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from Depositor and for dealing with or forwarding the same to the transfer agent for the Fund(s).

(c) The parties do not intend to confer any fiduciary duties on Custodian or Service Company (or any other party providing services to the Custodial Account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or tax treatment of any contribution to the Custodial Account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amounts), tax treatment or propriety of any distribution hereunder, which matters are the sole responsibility of Depositor and Depositor’s Beneficiary.

(d) Not later than 60 days after the close of each calendar year (or after the Custodian’s resignation or removal), the Custodian or Service Company shall file with Depositor a written report or reports reflecting the transactions effected by it during such period and the assets of the Custodial Account at its close. Upon the expiration of 60 days after such a report is sent to Depositor (or Beneficiary), the Custodian or Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Depositor shall have filed written objections with the Custodian or Service Company within such 60 day period.

(e) The Service Company shall deliver, or cause to be delivered by mail or electronically, to Depositor all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Funds(s) credited to the Custodial Account. The Custodian shall vote any shares held in the Custodial Account in accordance with the timely written instructions of the Depositor if received. If no timely written voting instructions are received from the Depositor, the Depositor agrees that the Custodian may vote such unvoted shares as instructed by the Sponsor, which may include voting in the same proportion of shares of the Fund for which written voting instructions were timely received by the Fund (or its agent) from the Fund’s other shareholders or in accordance with the recommendations of the Fund’s board of directors in the relevant proxy soliciting materials. In the latter case, the Custodian shall have no responsibility to separately review or evaluate the Fund’s board of directors’ voting recommendations nor have any liability for following the Depositor’s instruction to follow the Fund’s board of directors’ recommendation.

(f) Depositor shall always fully indemnify Service Company, Distributor, the Fund(s), Sponsor and Custodian and save them harmless from any and all liability whatsoever which may arise either

(i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of the Service Company’s, Distributor’s, Fund’s, Sponsor’s or Custodian’s bad faith, gross negligence or willful misconduct, (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with Section 8.10, or (iii) actions taken or omitted in good faith by such parties. Neither Service Company nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Depositor, and unless fully indemnified for so doing to that party’s satisfaction.

(g) The Custodian and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

(h) The Custodian and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from Depositor or Beneficiary, or any investment adviser appointed under Section 8.08, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, Custodian will carry out the requirements of any apparently valid court order relating to the Custodial Account and will incur no liability or responsibility for so doing.

8.16	Fees and Expenses.

(a) The Custodian, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Adoption Agreement or Disclosure Statement, as applicable. The Custodian may substitute a different fee schedule at any time upon 30 days’ written notice to Depositor. The Custodian shall also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by Depositor.

(b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to it in connection with the Custodial Account) shall be charged to the Custodial Account. If the Custodian is required to pay any such amount, the Depositor (or Beneficiary) shall promptly upon notice thereof reimburse the Custodian.

(c) All such fees and taxes and other administrative expenses charged to the Custodial Account shall be collected either from the amount of any contribution or distribution to or from the Custodial Account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the Custodial Account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Custodian or Service Company may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.

8.17	Resignation or Replacement of Custodian.

(a) Upon 30 days’ prior written notice to the Custodian, Depositor or Sponsor, as the case may be, may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor’s written acceptance. The Custodian also may at any time resign upon 30 days’ prior written notice to Sponsor, whereupon the Sponsor shall notify the Depositor (or Beneficiary) and shall appoint a successor to the Custodian. In connection with its removal or resignation hereunder, the Custodian may, but is not required to, designate a successor custodian by written notice to

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the Sponsor or Depositor (or Beneficiary) if neither the Sponsor nor Depositor (or Beneficiary) designate a successor custodian, and the Sponsor or Depositor (or Beneficiary) will be deemed to have consented to such successor unless the Sponsor or Depositor (or Beneficiary) designates a different successor custodian and provides written notice thereof together with such a different successor’s written acceptance by such date as the Custodian specifies in its original notice to the Sponsor or Depositor (or Beneficiary) (provided that the Sponsor or Depositor (or Beneficiary) will have a minimum of 30 days to designate a different successor).

(b) The successor custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a)(2). Upon receipt by Custodian of written acceptance by its successor of such successor’s appointment, Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records (or copies thereof) of Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian’s consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

(c) No custodian shall be liable for the acts or omissions of its predecessor or its successor.

8.18	Applicable Code. References herein to the “Code” and sections thereof shall mean the same as amended from time to time, including successors to such sections

8.19

Delivery of notices. Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective when sent by first-class mail to such person at that person’s last address on the Custodian’s records.

8.20

Exclusive benefit. Depositor or Depositor’s Beneficiary shall not have the right or power to anticipate any part of the Custodial Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Custodial Account shall not be liable for the debts of Depositor or Depositor’s Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof except to the extent required by law. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his/ her Beneficiary except to the extent required by law.

8.21

Applicable law/Interpretation. When accepted by the Custodian, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the state where the principal offices of the Custodian are located. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such state.

This Agreement is intended to qualify under the Code as an Individual Retirement Account and entitle Depositor to the retirement savings deduction under section 219 if available. If any provision of this Agreement is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the intent expressed in the preceding sentence.

However, the Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor’s attorney for any such assurances.

8.22

Professional advice. Depositor is advised to seek advice from Depositor’s attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Custodial Account, and ordering Custodian to make distributions from the Custodial Account.

Depositor acknowledges that Custodian and Service Company (and any company associated therewith) are prohibited by law from rendering such advice.

8.23

Definition of written notice. If any provision of any document governing the Custodial Account provides for notice, instructions or other communications from one party to another in writing, to the extent provided for in the procedures of the Custodian, Service Company or another party, any such notice, instructions or other communications may be given by telephonic, computer, other electronic or other means, and the requirement for written notice will be deemed satisfied.

8.24	Governing documents- The Custodial agreement and the provisions of the Adoption Agreement are the legal documents governing the Custodial Account.

8.25

Conformity to IRS Requirements. This Agreement and the Adoption Agreement signed by the Depositor (as either may be amended) are the documents governing the Custodial Account. Articles I through VII of Part One of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-A, as modified by subsequent guidance. It is anticipated that, if and when the Internal Revenue Service promulgates further changes to Form 5305-A, the Custodian will amend this Agreement correspondingly.

8.26

Conversion and recharacterization. If the Depositor maintains an Individual Retirement Account under Code Section 408(a), Depositor may convert or transfer such other IRA to a Roth IRA under Code Section 408A using the UMB, n.a. Roth IRA Adoption Agreement by completing and executing the Adoption Agreement and giving suitable directions to the Custodian and the custodian or trustee of such other IRA.

8.27

Representations by Depositor. The Depositor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her Custodial Account is invested and the Individual Retirement Account Disclosure Statement related to the Custodial Account. The Depositor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Adoption Agreement is correct.

8.28

Custodial Acceptance. If all required forms and information are properly submitted, UMB Bank, n.a. will accept appointment as Custodian of the Custodial Account. However, this Agreement (and the Adoption Agreement) is not binding upon the Custodian until the Depositor has received a statement confirming the initial transaction for the Custodial Account. Receipt by the Depositor of a confirmation of the purchase of the Fund shares indicated in the Depositor’s Adoption Agreement will serve as notification of UMB Bank, n.a.’s acceptance of appointment as Custodian of the Custodial Account

8.29

Minor Depositor. If the Depositor is a minor under the laws of his or her state of residence, then a parent or guardian shall exercise all powers and duties of the Depositor, as indicated herein, and shall sign the Adoption Agreement on behalf of the minor. The Custodian’s acceptance of the Custodial Account on behalf of any Depositor who is a minor is expressly conditioned upon the agreement of the parent or guardian to accept the responsibility to exercise all such powers and duties, and all parties hereto so acknowledge.

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upon attainment of the age of majority under the laws of the Depositor’s state of residence at such time, the Depositor may advise the Custodian in writing (accompanied by such documentation as the Custodian may require) that he or she is assuming sole responsibility to exercise all rights, powers, obligations, responsibilities, authorities or requirements associated with the Custodial Account. Upon such notice to the Custodian, the Depositor shall have and shall be responsible for all of the foregoing, the Custodian will deal solely with the Depositor as the person controlling the administration of the Custodial Account, and the Depositor’s parent or guardian thereafter shall not have or exercise any of the foregoing. (Absent such written notice from the Depositor, Custodian shall be under no obligation to acknowledge the Depositor’s right to exercise such powers and authority and may continue to rely on the parent or guardian to exercise such powers and authority until notified to the contrary by the Depositor.)

8.30

Depositor’s responsibilities. Depositor acknowledges that it is his/ her sole responsibility to report all contributions to or withdrawals from the Custodial Account correctly on his or her tax returns, and to keep necessary records of all the Depositor’s IRAs (including any that may be held by another custodian or trustee) for tax purposes. All forms must be acceptable to the Custodian and dated and signed by the Depositor

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

Form 5305-A is a model custodial account agreement that meets the requirements of section 408(a). However, only Articles I through VII have been reviewed by the IRS. A Traditional individual retirement account (Traditional IRA) is established after the form is fully executed by both the individual (depositor) and the custodian. To make a regular contribution to a Traditional IRA for a year, the IRA must be established no later than the due date of the individual’s income tax return for the tax year (excluding extensions). This account must be created in the United States for the exclusive benefit of the depositor and his or her beneficiaries.

Do not file Form 5305-A with the IRS. Instead, keep it with your records.

For more information on IRAs, including the required disclosures the custodian must give the depositor, see Pub. 590-A, Contributions to Individual Retirement Arrangements (IRAs), and Pub. 590-B, Distributions from Individual Retirement Arrangements (IRAs).

TRADITIONAL IRA FOR NONWORKING SPOUSE

Form 5305-A may be used to establish the IRA custodial account for a nonworking spouse.

Contributions to an IRA custodial account for a nonworking spouse must be made to a separate IRA custodial account established by the nonworking spouse.

Specific Instructions

Article IV – Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the depositor reaches age 70 1⁄2 to ensure that the requirements of section 408(a)(6) have been met.

Article VIII – Article VIII and any that follow it may incorporate additional provisions that are agreed to by the depositor and custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the custodian, custodian’s fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc. Attach additional pages if necessary.

Disclosure Statement

Right to Revoke your IRA

You have the right to revoke your IRA within seven days of the receipt of the disclosure statement. If revoked, you are entitled to a full return of the contribution you made to your IRA. The amount returned to you would not include an adjustment for such items as sales commissions, administrative expenses, or fluctuation in market value. You may make this revocation only by mailing or delivering a written notice to the custodian at the address listed on the application.

If you send your notice by first class mail, your revocation will be deemed mailed as of the postmark date.

If you have any questions about the procedure for revoking your IRA, please call the custodian at the telephone number listed on the application.

Requirements of an IRA

A.	Cash Contributions – Your contribution must be in cash, unless it is a rollover contribution.

B.

Maximum Contribution – The total amount you may contribute to an IRA for any taxable year cannot exceed the lesser of 100 percent of your compensation or $6,500 for 2023, with possible cost-of-living adjustments each year thereafter. If you also maintain a Roth IRA (i.e., an IRA subject to the limits of Internal Revenue Code Section (IRC Sec.) 408A), the maximum contribution to your Traditional IRAs is reduced by any contributions you make to your Roth IRAs. Your total annual contribution to all Traditional IRAs and Roth IRAs cannot exceed the lesser of the dollar amounts described above or 100 percent of your compensation.

C.	Contribution Eligibility–You are eligible to make a regular contribution to your IRA for a tax year if you have compensation for the taxable year for which the contribution is made.

D.

Catch-Up Contributions – If you are age 50 or older by the close of the taxable year, you may make an additional contribution to your IRA. The maximum additional contribution is $1,000 per year. This amount is subject to possible cost-of-living adjustments each year beginning in tax year 2024.

E.	Nonforfeitability – Your interest in your IRA is nonforfeitable.

F.	Eligible Custodians – The custodian of your IRA must be a bank, savings and loan association, credit union, or a person or entity approved by the Secretary of the Treasury.

G.	Commingling Assets – The assets of your IRA cannot be commingled with other property except in a common trust fund or common investment fund.

H.	Life Insurance – No portion of your IRA may be invested in life insurance contracts.

I.

Collectibles – You may not invest the assets of your IRA in collectibles (within the meaning of IRC Sec. 408(m)). A collectible is defined as any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or other tangible personal property specified by the Internal Revenue Service (IRS). However, specially minted United States gold and silver coins, and certain state-issued coins are permissible investments. Platinum coins and certain gold, silver, platinum, or palladium bullion (as described in IRC Sec. 408(m)(3)) are also permitted as IRA investments.

J.

Required Minimum Distributions – You are required to take minimum distributions from your IRA at certain times in accordance with Treasury Regulation 1.408-8. Below is a summary of the IRA distribution rules.

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1.

RMD’s for 2023 and beyond – Beginning in 2023, if you were born in 1951 or later, you are required to take a minimum distribution from your IRA for the year in which you reach age 73 and for each year thereafter. You must take your first distribution by your required beginning date, which is April 1 of the year following the year you attain age 73. The minimum distribution for any taxable year is equal to the amount obtained by dividing the account balance at the end of the prior year by the applicable divisor.

2.

RMD’s Prior to 2023 – If you were born before July 1, 1949, you were required to take your first RMD from your IRA for the year in which you attained age 70 1⁄2 and for each year thereafter. If you were born on or after July 1, 1949 but before January 1, 1951, you were required to take your first RMD from your IRA for the year in which you attained age 72, and each year thereafter.

3.

The applicable divisor generally is determined using the Uniform Lifetime Table provided by the IRS. If your spouse is your sole designated beneficiary for the entire calendar year, and is more than 10 years younger than you, the required minimum distribution is determined each year using the actual joint life expectancy of you and your spouse obtained from the Joint Life Expectancy Table provided by the IRS, rather than the life expectancy divisor from the Uniform Lifetime Table.

We reserve the right to do any one of the following by your required beginning date.

(a)	Make no distribution until you give us a proper withdrawal request

(b)	Distribute your entire IRA to you in a single sum payment

(c)	Determine your required minimum distribution each year based on your life expectancy calculated using the Uniform Lifetime Table, and pay those distributions to you until you direct otherwise

If you fail to remove an RMD, an excess accumulation penalty tax of 25% is imposed on the amount of RMD that should have been taken but was not. If the failure to take an RMD is corrected in a timely manner, the penalty tax is further reduced to 10 percent. You must file IRS form 5329 along with your income tax return to report and remit any additional taxes to the IRS.

The Correction window for the reduced penalty begins on the date the penalty tax is imposed and ends (1) the date a notice of deficiency regarding the tax is mailed, (2) the date the tax is assessed, or (3) the last day of the second taxable year beginning after the year in which the tax is imposed, whichever is earlier.

K.

Beneficiary Distributions – Upon your death, your beneficiaries are required to take distributions according to IRC Sec. 401(a)(9) and Treasury Regulation 1.408-8. These requirements are described below.

1.

Death of IRA Owner Before January 1, 2020 – Your designated beneficiary is determined based on the beneficiaries designated as of the date of your death, who remain your beneficiaries as of September 30 of the year following the year of your death.

If you die on or after your required beginning date, distributions must be made to your beneficiaries over the longer of the single life expectancy of your designated beneficiaries, or your remaining life expectancy. If a beneficiary other than a person or qualified trust as defined in the Treasury Regulations is named, you will be treated as having no designated beneficiary of your IRA for purposes of determining the distribution period. If there is no designated beneficiary of your IRA, distributions will commence using your single life expectancy, reduced by one in each subsequent year.

If you die before your required beginning date, the entire amount remaining in your account will, at the election of your designated beneficiaries, either
(a)	be distributed by December 31 of the year containing the fifth anniversary of your death, or

(b)	be distributed over the remaining life expectancy of your designated beneficiaries.

If your spouse is your sole designated beneficiary, he or she must elect either option (a) or (b) by the earlier of December 31 of the year containing the fifth anniversary of your death, or December 31 of the year life expectancy payments would be required to begin. Your designated beneficiaries, other than a spouse who is the sole designated beneficiary, must elect either option (a) or (b) by December 31 of the year following the year of your death. If no election is made, distribution will be calculated in accordance with option (b). In the case of distributions under option (b), distributions must commence by December 31 of the year following the year of your death. Generally, if your spouse is the designated beneficiary, distributions need not commence until December 31 of the year you would have attained RMD age (as described in the Required Minimum Distribution section above), if later. If a beneficiary other than a person or qualified trust as defined in the Treasury Regulations is named, you will be treated as having no designated beneficiary of your IRA for purposes of determining the distribution period. If there is no designated beneficiary of your IRA, the entire IRA must be distributed by December 31 of the year containing the fifth anniversary of your death.

2.

Death of IRA Owner On or After January 1, 2020 – The entire amount remaining in your account will generally be distributed by December 31 of the year containing the tenth anniversary of your death unless you have an eligible designated beneficiary or you have no designated beneficiary for purposes of determining a distribution period. This requirement applies to beneficiaries regardless of whether you die before, on, or after your required beginning date.

If your beneficiary is an eligible designated beneficiary, the entire amount remaining in your account may be distributed (in accordance with the Treasury Regulations) over the remaining life expectancy of your eligible designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary).

An eligible designated beneficiary is any designated beneficiary who is

•	your surviving spouse,

•	your child who has not reached the age of majority,

•	disabled (A physician must determine that your impairment can be expected to result in death or to be of long, continued, and indefinite duration.),

•	an individual who is not more than 10 years younger than you, or

•	chronically ill (A chronically ill individual is someone who (1) is unable to perform (without substantial assistance from another individual) at least two activities of daily living for an indefinite period due to a loss of functional capacity, (2) has a level of disability similar to the level of disability described above requiring assistance with daily living based on loss of functional capacity, or (3) requires substantial supervision to protect the individual from threats to health and safety due to severe cognitive impairment.)

Note that certain trust beneficiaries (e.g., certain trusts for disabled and chronically ill individuals) may take distribution of the entire amount remaining in your account over the remaining life expectancy of the trust beneficiary.

Generally, life expectancy distributions to an eligible designated beneficiary must commence by December 31 of the year following the year of your death. However, if your spouse is the eligible designated beneficiary, distributions need not commence until December 31 of the year you would have attained RMD age (as described above in the Required Minimum Distributions section

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above), if later. If your eligible designated beneficiary is your minor child, life expectancy payments must begin by December 31 of the year following the year of your death and continue until the child reaches the age of majority. Once the age of majority is reached, the beneficiary will have 10 years to deplete the account.

If a beneficiary other than a person (e.g., your estate, a charity, or a certain type of trust) is named, you will be treated as having no designated beneficiary of your IRA for purposes of determining the distribution period. If you die before your required beginning date and there is no designated beneficiary of your IRA, the entire IRA must be distributed by December 31 of the year containing the fifth anniversary of your death. If you die on or after your required beginning date and there is no designated beneficiary of your IRA, distributions will commence using your single life expectancy, reduced by one in each subsequent year.

A spouse who is the sole designated beneficiary of your entire IRA will be deemed to elect to treat your IRA as his or her own by either (1) making contributions to your IRA or (2) failing to timely remove a required minimum distribution from your IRA. Regardless of whether or not the spouse is the sole designated beneficiary of your IRA, a spouse beneficiary may roll over his or her share of the assets to his or her own IRA.

If we so choose, for any reason (e.g., due to limitations of our charter or bylaws), we may require that a beneficiary of a deceased IRA owner take total distribution of all IRA assets by December 31 of the year following the year of death.

If your beneficiary fails to remove a required minimum distribution after your death, an excess accumulation penalty tax of 25 percent is imposed on the amount of the required minimum distribution that should have been taken but was not. If the failure to take an annual RMD is corrected in a timely manner, the penalty tax is further reduced to 10 percent. Your beneficiary must file IRS Form 5329 along with his or her income tax return to report and remit any additional taxes to the IRS.

The Correction window for the reduced penalty begins on the date the penalty tax is imposed and ends (1) the date a notice of deficiency regarding the tax is mailed, (2) the date the tax is assessed, or (3) the last day of the second taxable year beginning after the year in which the tax is imposed.

L.

Qualifying Longevity Annuity Contracts and RMDs – A qualifying longevity annuity contract (QLAC) is a deferred annuity contract that, among other requirements, must guarantee lifetime income starting no later than age 85.

When calculating your RMD, you may reduce the prior year end account value by the value of QLACs that your IRA holds as investments.

For more information on QLACs, you may wish to refer to the IRS website at www.irs.gov.

M.

Waiver of 2020 RMD – RMDs and life expectancy payments for beneficiaries were waived for calendar year 2020. If the five-year rule applies to an IRA with respect to any decedent, the five-year period is determined without regard to calendar year 2020 because of this waiver. For example, if an IRA owner died in 2019, the beneficiary’s five-year period ends in 2025 instead of 2024.

INCOME TAX CONSEQUENCES OF ESTABLISHING AN IRA

A.	IRA Deductibility – If you are eligible to contribute to your IRA, the amount of the contribution for which you may take a tax deduction will depend upon whether you (or, in some cases, your spouse) are an active participant in an employer-sponsored retirement plan. If you (and your spouse, if married) are not an active participant, your entire IRA contribution will be deductible. If you are an active participant (or are married to an active participant), the deductibility of your IRA contribution will depend on your modified adjusted gross income (MAGI) and your tax filing status for the tax year for which the contribution was made. MAGI is determined on your income tax return using your adjusted gross income but disregarding any deductible IRA contribution and certain other deductions and exclusions.

Definition of Active Participant. Generally, you will be an active participant if you are covered by one or more of the following employer- sponsored retirement plans.

1.	Qualified pension, profit sharing, 401(k), or stock bonus plan

2.	Qualified annuity plan of an employer

3.	Simplified employee pension (SEP) plan

4.	Retirement plan established by the federal government, a state, or a political subdivision (except certain unfunded deferred compensation plans under IRC Sec. 457)

5.	Tax-sheltered annuity for employees of certain tax-exempt organizations or public schools

6.	Plan meeting the requirements of IRC Sec. 501(c)(18)

7.	Savings incentive match plan for employees of small employers (SIMPLE) IRA plan or a SIMPLE 401(k) plan

If you do not know whether your employer maintains one of these plans or whether you are an active participant in a plan, check with your employer or your tax advisor. Also, the IRS Form W-2, Wage and Tax Statement, that you receive at the end of the year from your employer will indicate whether you are an active participant.

If you are an active participant, are single, and have MAGI within the applicable phase-out range listed below, the deductible amount of your contribution is determined as follows. (1) Begin with the appropriate phase-out range maximum for the applicable year (specified below) and subtract your MAGI; (2) divide this total by the difference between the phase-out maximum and minimum; and (3) multiply this number by the maximum allowable contribution for the applicable year, including catch-up contributions if you are age 50 or older. The resulting figure will be the maximum IRA deduction you may take. For example, if you are age 30 with MAGI of $74,000 in 2023, your maximum deductible contribution is $5,525 (the 2023 phase-out range maximum of $83,000 minus your MAGI of $74,000, divided by the difference between the maximum and minimum phase-out range limits of $10,000, and multiplied by the contribution limit of $6,500).

If you are an active participant, are married to an active participant and you file a joint income tax return, and have MAGI within the applicable phase-out range listed below, the deductible amount of your contribution is determined as follows. (1) Begin with the appropriate phase-out maximum for the applicable year (specified below) and subtract your MAGI; (2) divide this total by the difference between the phase-out range maximum and minimum; and (3) multiply this number by the maximum allowable contribution for the applicable year, including catch-up contributions if you are age 50 or older. The resulting figure will be the maximum IRA deduction you may take. For example, if you are age 30 with MAGI of $107,000 in 2020, your maximum deductible contribution is $5,100 (the 2020 phase-out maximum of $124,000 minus your MAGI of $107,000, divided by the difference between the maximum and minimum phase-out limits of $20,000, and multiplied by the contribution limit of $6,000).

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If you are an active participant, are married and you file a separate income tax return, your MAGI phase-out range is generally $0–$10,000. However, if you lived apart for the entire tax year, you are treated as a single filer.

Tax Year	Joint Filers Phase-Out Range*	Single Taxpayers Phase-Out Range*
	(minimum)(maximum)	(minimum)(maximum)
2019	$103,000–123,000	$64,000–74,000
2020	$104,000–124,000	$65,000–75,000
2021	$105,000–125,000	$66,000–76,000
2022	$109,000–129,000	$68,000–78,000
2023	$116,000–136,000	$73,000–83,000

*	MAGI limits are subject to cost-of-living adjustments each year.

The MAGI phase-out range for an individual that is not an active participant, but is married to an active participant, is $218,000– $228,000 (for 2023). This limit is also subject to cost-of-living increases for tax years after 2023. If you are not an active participant in an employer-sponsored retirement plan, are married to someone who is an active participant, and you file a joint income tax return with MAGI between the applicable phase-out range for the year, your maximum deductible contribution is determined as follows. (1) Begin with the appropriate MAGI phase-out maximum for the year and subtract your MAGI; (2) divide this total by the difference between the phase-out range maximum and minimum; and (3) multiply this number by the maximum allowable contribution for the applicable year, including catch-up contributions if you are age 50 or older. The resulting figure will be the maximum IRA deduction you may take.

You must round the resulting deduction to the next highest $10 if the number is not a multiple of 10. If your resulting deduction is between $0 and $200, you may round up to $200.

B.

Contribution Deadline – The deadline for making an IRA contribution is your tax return due date (not including extensions). You may designate a contribution as a contribution for the preceding taxable year in a manner acceptable to us. For example, if you are a calendar-year taxpayer and you make your IRA contribution on or before your tax filing deadline, your contribution is considered to have been made for the previous tax year if you designate it as such.

If you are a member of the Armed Forces serving in a combat zone, hazardous duty area, or contingency operation, you may have an extended contribution deadline of 180 days after the last day served in the area. In addition, your contribution deadline for a particular tax year is also extended by the number of days that remained to file that year’s tax return as of the date you entered the combat zone. This additional extension to make your IRA contribution cannot exceed the number of days between January 1 and your tax filing deadline, not including extensions.

C.

Tax Credit for Contributions – You may be eligible to receive a tax credit for your Traditional IRA contributions. This credit will be allowed in addition to any tax deduction that may apply, and may not exceed $1,000 in a given year. You may be eligible for this tax credit if you are

•	age 18 or older as of the close of the taxable year,

•	not a dependent of another taxpayer, and

•	not a full-time student.

The credit is based upon your income (see chart below), and will range from 0 to 50 percent of eligible contributions. In order to determine the amount of your contributions, add all of the contributions made to your

Traditional IRA and reduce these contributions by any distributions that you have taken during the testing period. The testing period begins two years prior to the year for which the credit is sought and ends on the tax return due date (including extensions) for the year for which the credit is sought. In order to determine your tax credit, multiply the applicable percentage from the chart below by the amount of your contributions that do not exceed $2,000.

D.

Excess Contributions – An excess contribution is any amount that is contributed to your IRA that exceeds the amount that you are eligible to contribute. If the excess is not corrected timely, an additional penalty tax of six percent will be imposed upon the excess amount. The procedure for correcting an excess is determined by the timeliness of the correction as identified below.

1.

Removal Before Your Tax Filing Deadline. An excess contribution may be corrected by withdrawing the excess amount, along with the earnings attributable to the excess, before your tax filing deadline, including extensions, for the year for which the excess contribution was made. An excess withdrawn under this method is not taxable to you, but you must include the earnings attributable to the excess in your taxable income in the year in which the contribution was made. The six percent excess contribution penalty tax will be avoided.

2.

Removal After Your Tax Filing Deadline. If you are correcting an excess contribution after your tax filing deadline, including extensions, remove only the amount of the excess contribution. The six percent excess contribution penalty tax will be imposed on the excess contribution for each year it remains in the IRA. An excess withdrawal under this method will only be taxable to you if the total contributions made in the year of the excess exceed the annual applicable contribution limit.

3.

Carry Forward to a Subsequent Year. If you do not withdraw the excess contribution, you may carry forward the contribution for a subsequent tax year. To do so, you under-contribute for that tax year and carry the excess contribution amount forward to that year on your tax return. The six percent excess contribution penalty tax will be imposed on the excess amount for each year that it remains as an excess contribution at the end of the year.

You must file IRS Form 5329 along with your income tax return to report and remit any additional taxes to the IRS.

E.	Tax-Deferred Earnings – The investment earnings of your IRA are not subject to federal income tax until distributions are made (or, in certain instances, when distributions are deemed to be made).

F.

Nondeductible Contributions – You may make nondeductible contributions to your IRA to the extent that deductible contributions are not allowed. The sum of your deductible and nondeductible IRA contributions cannot exceed your contribution limit (the lesser of the allowable contribution limit described previously, or 100 percent of compensation). You may elect to treat deductible IRA contributions as nondeductible contributions.

If you make nondeductible contributions for a particular tax year, you must report the amount of the nondeductible contribution along with your income tax return using IRS Form 8606. Failure to file IRS Form 8606 will result in a $50 per failure penalty.

If you overstate the amount of designated nondeductible contributions for any taxable year, you are subject to a $100 penalty unless reasonable cause for the overstatement can be shown.

G.

Taxation of Distributions – The taxation of IRA distributions depends on whether or not you have ever made nondeductible IRA contributions. If you have only made deductible contributions, all IRA distribution amounts will be included in income.

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If you have ever made nondeductible contributions to any IRA, the following formula must be used to determine the amount of any IRA distribution excluded from income.

(Aggregate Nondeductible Contributions)
x (Amount Withdrawn)	= Amount Excluded From Income
Aggregate IRA Balance

NOTE: Aggregate nondeductible contributions include all nondeductible contributions made by you through the end of the year of the distribution that have not previously been withdrawn and excluded from income. Also note that the aggregate IRA balance includes the total balance of all of your Traditional and SIMPLE IRAs as of the end of the year of distribution and any distributions occurring during the year.

H.

Income Tax Withholding – Ten percent federal income tax withholding will be applied to a withdrawal from your IRA unless you choose to withhold a different amount or elect not to have withholding apply.

I.

Early Distribution Penalty Tax – If you receive an IRA distribution before you attain age 59 1⁄2, an additional early distribution penalty tax of 10 percent will apply to the taxable amount of the distribution unless one of the following exceptions apply. 1) Death. After your death, payments made to your beneficiary are not subject to the 10 percent early distribution penalty tax. 2) Disability. If you are disabled at the time of distribution, you are not subject to the additional 10 percent early distribution penalty tax. In order to be disabled, a physician must determine that your impairment can be expected to result in death or to be of long, continued, and indefinite duration. 3) Substantially equal periodic payments. You are not subject to the additional 10 percent early distribution penalty tax if you are taking a series of substantially equal periodic payments (at least annual payments) over your life expectancy or the joint life expectancy of you and your beneficiary. You must continue these payments for the longer of five years or until you reach age 59 1⁄2. 4) Unreimbursed medical expenses. If you take payments to pay for unreimbursed medical expenses that exceed a specified percentage of your adjusted gross income, you will not be subject to the 10 percent early distribution penalty tax. For further detailed information and effective dates you may obtain IRS Publication 590-B, Distributions from Individual Retirement Arrangements (IRAs), from the IRS. The medical expenses may be for you, your spouse, or any dependent listed on your tax return. 5) Health insurance premiums. If you are unemployed and have received unemployment compensation for 12 consecutive weeks under a federal or state program, you may take payments from your IRA to pay for health insurance premiums without incurring the 10 percent early distribution penalty tax. 6) Higher education expenses. Payments taken for certain qualified higher education expenses for you, your spouse, or the children or grandchildren of you or your spouse, will not be subject to the 10 percent early distribution penalty tax. 7) First-time homebuyer. You may take payments from your IRA to use toward qualified acquisition costs of buying or building a principal residence. The amount you may take for this reason may not exceed a lifetime maximum of $10,000. The payment must be used for qualified acquisition costs within 120 days of receiving the distribution. 8) IRS levy. Payments from your IRA made to the U.S. government in response to a federal tax levy are not subject to the 10 percent early distribution penalty tax. 9) Qualified reservist distributions. If you are a qualified reservist member called to active duty for more than 179 days or an indefinite period, the payments you take from your IRA during the active duty period are not subject to the 10 percent early distribution penalty tax. 10) Qualified birth or adoption. Payments from your IRA for the birth of your child or the adoption of an eligible adoptee will not be subject to the 10 percent early distribution penalty tax if the distribution is taken during the one-year period beginning on the date of birth of your child or the date on which your legal adoption of an eligible adoptee is finalized. An eligible adoptee means any individual (other than your spouse’s child) who has not attained age 18 or is physically or mentally

incapable	of self-support. The aggregate amount

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you may take for this reason may not exceed $5,000 for each birth or adoption. 11) Terminal Illness. Payments from your IRA made because you are terminally ill are not subject to the 10 percent early distribution penalty tax. You are terminally ill if you have been certified by a physician, in accordance with documentation requirements to be established by the IRS, as having an illness or physical condition that can reasonably be expected to result in death in 84 months or less after the date of certification. 12) Qualified Disaster Recovery Distribution. If you are an affected IRA owner in a federally declared disaster area, you may take up to $22,000 per disaster from your IRA without incurring the 10 percent early distribution penalty tax. 13) Domestic Abuse. Beginning in 2024, if you are a victim of domestic abuse you may withdrawal up to $10,000 (subject to possible cost- of-living adjustments each year beginning in 2025) or 50% of your IRA balance, whichever is less, within one year of the abuse without incurring the 10 percent early distribution penalty tax. 14) Emergency Personal Expenses. Beginning in 2024, you may take one withdrawal in a calendar year as an emergency personal expense distribution for the purposes of meeting unforeseeable or immediate financial needs relating to necessary personal or family emergency expenses, without incurring the 10 percent early distribution penalty tax. The amount that may be treated as an emergency personal expense distribution in any calendar year is $1,000 or the total balance in your IRA over $1,000, determined as of the date of each such distribution, whichever is less. No further emergency personal expense distributions are allowed during the immediately following three calendar years unless repayment occurs, or you have made an IRA contribution after the previous distribution in an amount at least equal to the previous distribution that has not been repaid.

You must file IRS Form 5329 along with your income tax return to the IRS to report and remit any additional taxes or to claim a penalty tax exception.

J.

Rollovers and Conversions – Your IRA may be rolled over to another IRA, SIMPLE IRA, or an eligible employer-sponsored retirement plan of yours, may receive rollover contributions, or may be converted to a Roth IRA, provided that all of the applicable rollover and conversion rules are followed. Rollover is a term used to describe a movement of cash or other property to your IRA from another IRA, or from your employer’s qualified retirement plan, 403(a) annuity, 403(b) tax- sheltered annuity, 457(b) eligible governmental deferred compensation plan, or federal Thrift Savings Plan. The amount rolled over is not subject to taxation or the additional 10 percent early distribution penalty tax. Conversion is a term used to describe the movement of Traditional IRA assets to a Roth IRA. A conversion generally is a taxable event. The general rollover and conversion rules are summarized below. These transactions are often complex. If you have any questions regarding a rollover or conversion, please see a competent tax advisor.

1.

Traditional IRA-to-Traditional IRA Rollovers. Assets distributed from your Traditional IRA may be rolled over to the same Traditional IRA or another Traditional IRA of yours if the requirements of IRC Sec. 408(d)(3) are met. A proper IRA-to-IRA rollover is completed if all or part of the distribution is rolled over not later than 60 days after the distribution is received. In the case of a distribution for a first-time homebuyer where there was a delay or cancellation of the purchase, the 60-day rollover period may be extended to 120 days.

You are permitted to roll over only one distribution from an IRA (Traditional, Roth, or SIMPLE) in a 12-month period, regardless of the number of IRAs you own. A distribution may be rolled over to the same IRA or to another IRA that is eligible to receive the rollover. For more information on rollover limitations, you may wish to obtain IRS Publication 590-B, Distributions from Individual Retirement Arrangements (IRAs), from the IRS or refer to the IRS website at www.irs.gov.

2.	SIMPLE IRA-to-Traditional IRA Rollovers. Assets distributed from your SIMPLE IRA may be rolled over to your Traditional IRA without IRS penalty tax provided two years have passed since you first participated in a SIMPLE IRA plan sponsored by your employer. As

CT-FR/231334 DD (01/24)

with Traditional IRA-to-Traditional IRA rollovers, the requirements of IRC Sec. 408(d)(3) must be met. A proper SIMPLE IRA-to-IRA rollover is completed if all or part of the distribution is rolled over not later than 60 days after the distribution is received.

You are permitted to roll over only one distribution from an IRA (Traditional, Roth, or SIMPLE) in a 12-month period, regardless of the number of IRAs you own. A distribution may be rolled over to the same IRA or to another IRA that is eligible to receive the rollover. For more information on rollover limitations, you may wish to obtain IRS Publication 590-B, Distributions from Individual Retirement Arrangements (IRAs), from the IRS or refer to the IRS website at www.irs.gov.

3.

Employer-Sponsored Retirement Plan-to-Traditional IRA Rollovers. You may roll over, directly or indirectly, any eligible rollover distribution from an eligible employer-sponsored retirement plan. An eligible rollover distribution is defined generally as any distribution from a qualified retirement plan, 403(a) annuity, 403(b) tax-sheltered annuity, 457(b) eligible governmental deferred compensation plan, or federal Thrift Savings Plan unless it is a required minimum distribution, hardship distribution, part of a certain series of substantially equal periodic payments, corrective distributions of excess contributions, excess deferrals, excess annual additions and any income allocable to the excess, deemed loan distribution, dividends on employer securities, the cost of life insurance coverage, or a distribution of Roth elective deferrals from a 401(k), 403(b), governmental 457(b), or federal Thrift Savings Plan.

If you elect to receive your rollover distribution prior to placing it in an IRA, thereby conducting an indirect rollover, your plan administrator generally will be required to withhold 20 percent of your distribution as a payment of income taxes. When completing the rollover, you may make up out of pocket the amount withheld and roll over the full amount distributed from your employer- sponsored retirement plan. To qualify as a rollover, your eligible rollover distribution generally must be rolled over to your IRA not later than 60 days after you receive the distribution. In the case of a plan loan offset due to plan termination or severance from employment, the deadline for completing the rollover is your tax return due date (including extensions) for the year in which the offset occurs. Alternatively, you may claim the withheld amount as income, and pay the applicable income tax, and if you are under age 59 1⁄2, the 10 percent early distribution penalty tax (unless an exception to the penalty applies).1

As an alternative to the indirect rollover, your employer generally must give you the option to directly roll over your employer- sponsored retirement plan balance to an IRA. If you elect the direct rollover option, your eligible rollover distribution will be paid directly to the IRA (or other eligible employer-sponsored retirement plan) that you designate. The 20 percent withholding requirements do not apply to direct rollovers.

4.

Beneficiary Rollovers From Employer-Sponsored Retirement Plans. If you are a spouse or nonspouse beneficiary of a deceased employer-sponsored retirement plan participant, or the trustee of an eligible type of trust named as beneficiary of such participant, you may directly roll over inherited assets from a qualified retirement plan, 403(a) annuity, 403(b) tax-sheltered annuity, or 457(b) eligible governmental deferred compensation plan to an inherited IRA, as permitted by the IRS. The IRA must be maintained as an inherited IRA, subject to the beneficiary distribution requirements.

5.

Traditional IRA-to-SIMPLE IRA Rollovers. Assets distributed from your Traditional IRA may be rolled over to a SIMPLE IRA if the requirements of IRC Sec. 408(d)(3) are met and two years have passed since you first participated in a SIMPLE IRA plan sponsored by your employer. A proper Traditional IRA-to-SIMPLE IRA rollover is completed if all or part of the distribution is rolled over not later than 60 days after the distribution is received. In the case of a distribution for a first-time homebuyer where there was a delay or cancellation of the purchase, the 60-day rollover period may be extended to 120 days.

You are permitted to roll over only one distribution from an IRA (Traditional, Roth, or SIMPLE) in a 12-month period, regardless of the number of IRAs you own. A distribution may be rolled over to the same IRA or to another IRA that is eligible to receive the rollover. For more information on rollover limitations, you may obtain IRS Publication 590-B, Distributions from Individual Retirement Arrangements (IRAs), from the IRS or refer to the IRS website at www.irs.gov.

6.

Traditional IRA-to-Employer-Sponsored Retirement Plan Rollovers. You may roll over, directly or indirectly, any taxable eligible rollover distribution from an IRA to your qualified retirement plan, 403(a) annuity, 403(b) tax-sheltered annuity, or 457(b) eligible governmental deferred compensation plan as long as the employer- sponsored retirement plan accepts such rollover contributions.

7.

Traditional IRA-to-Roth IRA Conversions. If you convert to a Roth IRA, the amount of the conversion from your Traditional IRA to your Roth IRA will be treated as a distribution for income tax purposes, and is includible in your gross income (except for any nondeductible contributions). Although the conversion amount generally is included in income, the 10 percent early distribution penalty tax will not apply to conversions from a Traditional IRA to a Roth IRA, regardless of whether you qualify for any exceptions to the 10 percent penalty tax. If you are required to take a required minimum distribution for the year, you must remove your required minimum distribution before converting your Traditional IRA.

8.

Qualified HSA Funding Distribution. If you are eligible to contribute to a health savings account (HSA), you may be eligible to take a one-time tax-free qualified HSA funding distribution from your IRA and directly deposit it to your HSA. The amount of the qualified HSA funding distribution may not exceed the maximum HSA contribution limit in effect for the type of high deductible health plan coverage (i.e., single or family coverage) that you have at the time of the deposit, and counts toward your HSA contribution limit for that year. For further detailed information, you may wish to obtain IRS Publication 969, Health Savings Accounts and Other Tax- Favored Health Plans.

9.

Rollover of IRS Levy. If you receive a refund of eligible retirement plan assets that had been wrongfully levied, you may roll over the amount returned up until your tax return due date (not including extensions) for the year in which the money was returned.

10.

Written Election. At the time you make a rollover to an IRA, you must designate in writing to the custodian you election to treat that contribution as a rollover. Once made, the rollover election is irrevocable.

K.	Repayments of Certain Distributions.

1.

Qualified Birth or Adoption Distributions. If you have taken a qualified birth or adoption distribution, you may generally pay all or a portion of the aggregate amount of such distribution to an IRA at any time during the three-year period beginning on the day after the date on which such distributions was received. In the case of a qualified birth or adoption distribution made on or before December 29, 2022, the deadline to repay the distribution is December 31, 2025.

2.

Terminal Illness Distributions. If you have taken a terminal illness distribution, you may generally pay all or a portion of the aggregate amount of such distribution to an IRA at any time during the three- year period beginning on the day after the date on which such distributions was received.

3.	Domestic Abuse Distributions. Beginning in 2024, If you have taken a distribution because you are a victim of domestic abuse, you may generally pay all or a portion of the aggregate amount of

CT-FR/231334 DD (01/24)

such distribution to an IRA at any time during the three-year period beginning on the day after the date on which such distributions was received.

4.

Emergency Personal Expense Distributions. Beginning in 2024, if you had taken an emergency expense distribution, the distribution may be repaid within a three-year period. No further emergency personal expense distributions are allowed during the immediately following three calendar years unless repayment occurs, or you have made IRA contributions after the previous distribution that has not been repaid.

6.

Qualified Disaster Recovery Distributions. If you have taken a qualified disaster recovery distribution, the distribution may be recontributed to an IRA at any time during the three-year period beginning on the day after the date on which such distribution was received.

For further information, you may wish to obtain IRS publication 590- A, contributions to individual retirement arrangements (IRA’s), or refer to the IRS website at www.irs.gov.

L.

Transfer Due to Divorce – If all or any part of your IRA is awarded to your spouse or former spouse in a divorce or legal separation proceeding, the amount so awarded will be treated as the spouse’s IRA (and may be transferred pursuant to a court-approved divorce decree or written legal separation agreement to another IRA of your spouse), and will not be considered a taxable distribution to you. A transfer is a tax-free direct movement of cash and/or property from one Traditional IRA to another.

M.

Recharacterizations – If you make a contribution to a Traditional IRA and later recharacterize either all or a portion of the original contribution to a Roth IRA along with net income attributable, you may elect to treat the original contribution as having been made to the Roth IRA. The same methodology applies when recharacterizing a contribution from a Roth IRA to a Traditional IRA. The deadline for completing a recharacterization is your tax filing deadline (including any extensions) for the year for which the original contribution was made. You may not recharacterize a Roth IRA conversion.

N.	Fees and Expenses

Custodian’s fees

The following is a list of the fees charged by the custodian for maintaining a traditional IRA.

Annual Maintenance Fee per IRA plan	$20.00
Termination, Rollover, or Transfer of Account to Successor Custodian	$20.00
Bounced Check Fee	$15.00

General fee policies

•	The annual maintenance fee is subject to waiver if you have $25,000 or more of assets in the retirement plans.

•	Fees may be paid by you directly, or the custodian may deduct them from your traditional IRA.

•	Fees may be changed upon 30 day-written notice to you.

•	The full annual maintenance fee will be charged for any calendar year during which you have a traditional IRA with us. This fee is not prorated for periods of less than one full year.

•	If provided for in this Disclosure Statement or the Adoption Agreement, termination fees are charged when your account is closed whether the funds are distributed to you or transferred to a successor custodian or trustee.

•	The Custodian may charge you for its reasonable expenses for services not covered by its fee schedule.

Other charges

There may be sales or other charges associated with the purchase or redemption of shares of a fund in which your traditional IRA is invested. Before investing, be sure to review the current prospectus of any fund you are considering as an investment for your traditional IRA for a description of applicable charges

O.	Tax matters

What IRA reports does the custodian issue?

The custodian will report all withdrawals to the IRS and the recipient using Form 1099-R. For reporting purposes, a direct transfer of assets to a successor custodian or trustee is not considered a withdrawal (except for such a transfer that effects a conversion of a traditional IRA to a Roth IRA, or a recharacterization of a Roth IRA contribution back to a traditional IRA).

The custodian will report to the IRS the year-end value of your account and the amount of any rollover (including conversions of a traditional IRA to a Roth IRA) or a regular annual contribution made during a calendar year, as well as the tax year for which a contribution is made. Unless the custodian receives an indication from you to the contrary, it will treat any amount as a contribution for the tax year in which it is received. It is most important that a contribution between January and April 15 for the prior year be clearly designated as such.

What tax information must I report to the IRS?

You must file Form 5329 with the IRS for each taxable year for which you made an excess contribution or you take a premature withdrawal that is subject to the 10% penalty tax, or you withdraw less than the minimum amount required from your traditional IRA. If your beneficiary fails to make required withdrawals from your traditional IRA, your beneficiary may be subject to an excise tax and may be required to file form 5329.

For traditional IRAs, you must also report each nondeductible contribution to the IRS by designating it a nondeductible contribution on your tax return using Form 8606. In addition, for any year in which you make a nondeductible contribution or take a withdrawal, you must include additional information on your tax return. The information required includes the:

•	Amount of your non-deductible contributions for that year

•	Amount of withdrawals from traditional IRAs in that year

•	Amount by which your total non-deductible contributions for all the years exceed the total amount of your distributions previously excluded from gross income

•	Total value of all your traditional IRAs as of the end of the year

If you fail to report any of this information, the IRS will assume that all your contributions were deductible. This will result in the taxation of the portion of your withdrawals that should be treated as a nontaxable return of your nondeductible contributions.

P.	Account Termination

You may terminate your traditional IRA at any time after its establishment by sending a completed withdrawal form (or other withdrawal instructions in a form acceptable to the custodian), or a transfer authorization form, to:

Columbia Management Investments Services Corp.
P.O. Box 219104
Kansas City, MO 64121-9104

CT-FR/231334 DD (01/24)

Your traditional IRA with UMB Bank, n.a. will terminate upon the first to occur of the following:

•	The date your properly executed withdrawal form or instructions (as described above) withdrawing your total traditional IRA balance is received and accepted by the custodian or, if later, the termination date specified in the withdrawal form.

•	The date the traditional IRA ceases to qualify under the tax code. This will be deemed a termination.

•	The transfer of the traditional IRA to another custodian/ trustee.

Any outstanding fees must be received prior to such a termination of your account.

The amount you receive from your IRA upon termination of the account will be treated as a withdrawal, and thus the rules relating to traditional IRA withdrawals will apply. For example, if the IRA is terminated before you reach age 59 1⁄2, the 10% early withdrawal penalty may apply to the taxable amount you receive.

Q.	Additional Information

For additional information you may write to the following address or call the following telephone number.

Columbia Management Investments Services Corp.

P.O. Box 219104

Kansas City, MO 64121-9104 800.345.6611

Limitations And Restrictions

A.

SEP Plans – Under a simplified employee pension (SEP) plan that meets the requirements of IRC Sec. 408(k), your employer may make contributions to your IRA. Your employer is required to provide you with information that describes the terms of your employer’s SEP plan.

B.

Spousal IRA – You may contribute to an IRA established for the benefit of your spouse regardless of your spouse’s age. If you are married and have compensation for the taxable year for which the contribution is made. You must file a joint income tax return for the year for which the contribution is made.

The amount you may contribute to your IRA and your Spouse’s IRA is the lesser of 100 percent of your eligible compensation or $13,000 for 2023. This amount may be increased with cost-of-living adjustments each year. However, you may not contribute more than the individual contribution limit to each IRA.

If your spouse is age 50 or older by the close of the taxable year, and is otherwise eligible, you make an additional contribution to your spouse’s IRA. The maximum additional contribution is $1,000 per year. This amount is subject to possible cost-of-living adjustments each year beginning in 2024.

C.	Deduction of Rollovers and Transfers – A deduction is not allowed for rollover or transfer contributions.

D.	Gift Tax – Transfers of your IRA assets to a beneficiary made during your life and at your request may be subject to federal gift tax under IRC Sec. 2501.

E.	Special Tax Treatment – Capital gains treatment and 10-year income averaging authorized by IRC Sec. 402 do not apply to IRA distributions.

F.

Prohibited Transactions – If you or your beneficiary engage in a prohibited transaction with your IRA, as described in IRC Sec. 4975, your IRA will lose its tax-deferred status, and you must include the value of your account in your gross income for that taxable year. The following transactions are examples of prohibited transactions with your IRA. (1) Taking a loan from your IRA (2) Buying property for personal use (present or future) with IRA assets (3) Receiving certain bonuses or premiums because of your IRA.

G.	Pledging – If you pledge any portion of your IRA as collateral for a loan, the amount so pledged will be treated as a distribution and will be included in your gross income for that year.

Other

A.

IRS Plan Approval – Articles I through VII of the agreement used to establish this IRA have been approved by the IRS. The IRS approval is a determination only as to form. It is not an endorsement of the plan in operation or of the investments offered.

B.

Additional Information – For further information on IRAs, you may wish to obtain IRS Publication 590-A, Contributions to Individual Retirement Arrangements (IRAs), or Publication 590-B, Distributions from Individual Retirement Arrangements (IRAs), by calling 800-TAX-FORM, or by visiting www.irs.gov on the Internet.

C.

Important Information About Procedures for Opening a New Account – To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial organizations to obtain, verify, and record information that identifies each person who opens an account. Therefore, when you open an IRA, you are required to provide your name, residential address, date of birth, and identification number. We may require other information that will allow us to identify you.

D.

Qualified Reservist Distributions – If you are an eligible qualified reservist who has taken penalty-free qualified reservist distributions from your IRA or retirement plan, you may recontribute those amounts to an IRA generally within a two-year period from your date of return.

E.

Qualified Charitable Distributions – If you are age 70 1⁄2 or older, you may be eligible to take tax-free IRA distributions of up to $100,000 per year and have these distributions paid directly to certain charitable organizations. This amount is subject to possible cost-of- living adjustments each year beginning in tax year 2024. A qualified charitable distribution also includes a one-time charitable distribution up to $50,000 to a split interest entity (i.e. charitable gift annuity, charitable remainder trust and charitable remainder annuity trust).

Special tax rules may apply. For further detailed information you may obtain IRS Publication 590-B, Distributions from Individual Retirement Arrangements (IRAs), from the IRS or refer to the IRS website at www.irs.gov.

F.

Disaster Related Relief – If you qualify (for example, you sustained an economic loss due to, or are otherwise considered affected by, a certain federally declared disaster in a specified disaster area), you may be eligible for favorable tax treatment on distributions, rollovers, and other transactions involving your IRA. Qualified disaster relief includes an automatic 60-day extension to perform certain acts and may include penalty-tax free early distributions made during specified timeframes for each disaster, the ability to include distributions in your gross income ratably over multiple years, the ability to roll over distributions to an eligible retirement plan without regard to the 60- day rollover rule, and more.

Qualified Disaster Recovery Distribution. If your principal residence is located in a qualified disaster area and you have sustained an economic loss by reason of such disaster, you may receive up to $22,000 per disaster in aggregate distributions from your retirement plan and IRA’s as qualified disaster recovery distributions. A qualified disaster is any major disaster declared by the President under section 401 of the Robert T Stafford Relief and Emergency Assistance Act after January 26, 2021. These distributions are not subject to the 10 percent early distribution penalty tax. In addition, unless you elect otherwise, any amount required to be included in your gross income for such taxable year shall be included ratably over a three-taxable year period, beginning with the taxable year of the

CT-FR/231334 DD (01/24)

distribution. Qualified disaster recovery distributions may be repaid at any time generally within a three-year period beginning on the day after the date the distribution was received.

Repayments of Withdrawals for Home Purchase. If you received a qualified first time homebuyer distribution to purchase or construct a principal residence in the qualified disaster area, but which was not used on account of the qualified disaster, you are able to repay the distribution within 180 days of the applicable date of such disaster. The distribution must have been made during the period (1) beginning 180 days before the first day of the FEMA declared incident period, and (2) ending 30 days after the last day of the FEMA declared incident period.

For additional information on specific disasters, including a complete listing of disaster areas, qualification requirements for relief, and allowable disaster-related IRA transactions, you may wish to obtain IRS Publication 590-B, Distributions from Individual Retirement Arrangements (IRAs), from the IRS or refer to the IRS website at www. irs.gov.

G.

Coronavirus-Related Distributions (CRDs) – If you qualified on 2020, you were able to withdrawal up to $100,000 in aggregate from your IRA’s and eligible retirement plans as a CRD, without paying the 10 percent early distribution penalty tax. You were a qualified individual if you (or your spouse or dependent) was diagnosed with the COVID-19 disease or the SARS-CoV-2 virus in an approved test; or if you have experienced adverse financial consequences as a result of being quarantined, being furloughed or laid off or having work hours reduced due to such virus or disease, being unable to work due to lack of child care due to such virus or disease, closing or reduced hours of a business owned or operated by you due to such virus or disease, or other factors as determined by the IRS. A CRD must have been made on or after January 1, 2020, and before December 31, 2020.

CRDs will be taxed ratably over a three-year period, unless you elected otherwise, and may be repaid over three years beginning with the day following the day a CRD is made. Repayments may be made to an eligible retirement plan or IRA.

An eligible retirement plan is defined as a qualified retirement plan, 403(a) annuity, 403(b) tax-sheltered annuity, 457(b) eligible governmental deferred compensation plan, or an IRA.

H.	IRA Escheatment - Payments made from IRAs to state unclaimed property funds must be reported on Form 1099-R.

(IRS Rev. Rul. 2018-17)

Columbia funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA. Columbia funds are managed by Columbia Management Investment Advisers, LLC or Columbia Wanger Asset Management, LLC, a subsidiary of Columbia Management Investment Advisers, LLC. Columbia Management Investment Services Corp. is the transfer agent for Columbia Funds.

290 Congress Street Boston, MA 02210	Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

columbiathreadneedleus.com	© 2024 Columbia Management Investment Advisers, LLC. All rights reserved.	CT-FR/231334 DD (01/24) CTNA5957763.2 (01/24)